UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ROPER TECHNOLOGIES, INC.

(Formerly Roper Industries, Inc.)

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6901 Professional Parkway East		Telephone (941) 556-2601
Suite 200		Fax (941) 556-2670
Sarasota, Florida 34240

Roper Technologies, Inc.

April 24, 2020

Dear Fellow Shareholders:

As the members of your Board of Directors, we oversee Roper’s efforts to continually create long-term value for you by efficiently executing our strategy through sound risk management, disciplined capital deployment, performance-driven compensation programs, effective talent and succession planning, adherence to the highest ethical standards and levels of integrity, and continual review and refinement of the Board’s governance practices.

Our Strategy for Outstanding Value Creation for Shareholders

Over the past fifteen years, our shareholders earned a compound annual return of 18.5% and a total shareholder return of 1,174%, more than four times the total return of the S&P 500. Over the past decade, Roper has delivered an even better 21.8% compound annual return to shareholders and delivered a strong 33.7% return in 2019.

Our long history of superior shareholder returns is the result of Roper’s simple, yet powerful strategy:

•

Cash Generation Through Operating Excellence: Our enterprise consists of niche, asset-light businesses with leading solutions and technologies that create significant free cash flow, enabling future investments for sustainable growth. Operating excellence, underpinned by our strategic focus on intellectual capital, product development, go-to-market strategies, and a high degree of customer intimacy drives cash generation which resulted in achieving another year of record performance in 2019 for operating cash flow and free cash flow.

•

Disciplined Capital Deployment: We have a unique and disciplined capital deployment model that has guided the successful investment of billions of dollars in new businesses. Unlike many companies that use cash to pay large dividends and buy back shares, Roper uses most of its available cash to buy new businesses to fuel compounding growth and value creation for shareholders, as we did in 2019 with our deployment of $2.4 billion to acquire exceptional software businesses.

The Board’s Role in Roper’s Success

The Board contributes significantly to Roper’s strong performance. As directors, each of us commits to the rigor and extensive time commitment and workload required to serve on Roper’s Board, including participation in at least 15 days of Board meetings each year. We continually monitor the existing portfolio of Roper businesses, review capital deployment opportunities, and carefully examine the different ways Roper can create additional value for shareholders. Between Board meetings, we continue our discussions with management and each other, enabling the Company to draw from our broad experiences and expertise.

Our direct involvement in and deep understanding of the Company allows us to address a multitude of issues, including acquisition selection, capital deployment, and succession planning while sustaining Roper’s successful culture and business model.

Our Governance Practices and Other Best Practices

Roper remains committed to strong corporate governance as demonstrated by the following practices:

•	Declassified Board. Our directors are elected annually.

•	Majority Voting for Directors. Our By-laws require the resignation of incumbent directors who fail to obtain a majority of votes cast in uncontested elections.

•

Proxy Access. Our By-laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office.

•	Independent Chairman of the Board. Wilbur Prezzano serves as our Independent Chairman. Mr. Prezzano previously served as the Company’s Lead Independent Director.

•

Executive Compensation Alignment with Shareholders. Because our shareholder value creation is derived from the Roper executive team’s capital deployment strategy and ability to operate a broad portfolio of businesses, our executives must have a unique set of skills. We continue to refine our executive compensation practices to maintain close alignment with shareholder interests.

•

Pay for Performance. Similar to prior years, in 2019, 95% of our CEO’s compensation was subject to performance risk and tied to long-term results and our stock price, and for our other executive officers, on average, 88% of their compensation was performance-based.

•

Significant Reduction in Non-Employee Director Pay for 2020. In 2020, the average total compensation paid to our non-employee directors (other than the Independent Chair) will be reduced by approximately 39% compared to 2019. With respect to our Independent Chair, his total compensation will be reduced by approximately 37% compared to 2019.

•	Clear Proxy Statement Disclosure. We strive to present the information in our Proxy Statement in a clear and easy-to-read manner.

•	Shareholder Outreach Program. Roper’s senior management team regularly engages shareholders for feedback.

Open Communications With Our Shareholders

We value your continued support and input. Please continue to share your comments with us on any topic. Communications may be addressed to the directors in care of the Corporate Secretary, Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

Sincerely,

The Board of Directors

Shellye L. Archambeau	Amy Woods Brinkley	John F. Fort III

L. Neil Hunn	Robert D. Johnson	Robert E. Knowling, Jr.	Wilbur J. Prezzano

Laura G. Thatcher	Richard F. Wallman	Christopher Wright

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Monday, June 8, 2020, at 12:00 p.m. local time

Place	6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240*

Agenda	•	Proposal 1: To elect ten directors for a one-year term.

•	Proposal 2: To consider, on a non-binding advisory basis, a resolution approving the compensation of our named executive officers.

•	Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

•	Proposal 4: Approval of an Amendment to the Roper Technologies, Inc. Director Compensation Plan.

Record Date

Only shareholders of record at the close of business on April 13, 2020 will be entitled to vote at the Annual Meeting or any postponed or adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their shares of our common stock since that date.

Voting Recommendations	The Company recommends that you vote:

•	“FOR” each director nominee

•	“FOR” the approval of the compensation of our named executive officers

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP for the year ending 2020

•	“FOR” the approval of the amendment to the Director Compensation Plan

Proxy Voting

Your vote is important regardless of the number of shares of our common stock you own. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by Internet, telephone, or mail. Instructions for each of these methods and the control number that you will need are provided on the proxy card.

April 24, 2020	By Order of the Board of Directors

John K. Stipancich Executive Vice President, General Counsel and Corporate Secretary

* We are actively monitoring the public health and travel concerns relating to the outbreak of the respiratory disease, now known as COVID-19, caused by a novel coronavirus detected in over 100 locations internationally, including the United States. We are also actively monitoring the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor the Company’s press releases, website at www.ropertech.com under the heading “For Investors,” and SEC filings for updated information. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting. You should retain the 16-digit control code set forth on your proxy card or voting instruction form as it may be needed to participate in a meeting held by remote communication.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held On Monday, June 8, 2020.

This Proxy Statement and the Roper Technologies, Inc. 2019 Annual Report

to Shareholders are available at: www.proxyvote.com

EXECUTIVE COMPENSATION	41
2019 Summary Compensation Table	41
2019 Grants of Plan-Based Awards	42
2019 Outstanding Equity Awards at Fiscal Year End	43
2019 Option Exercises and Stock Vested	45
2019 Non-Qualified Deferred Compensation	45
Potential Payments upon Termination or Change in Control	45
Summary of Termination Payments and Benefits	46
CEO Pay Ratio	48
PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	49
AUDIT COMMITTEE REPORT	50
INDEPENDENT PUBLIC ACCOUNTANTS FEES	51
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020	51
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ROPER TECHNOLOGIES, INC. DIRECTOR COMPENSATION PLAN	52
ANNUAL MEETING AND VOTING INFORMATION	54
INFORMATION REGARDING THE 2021 ANNUAL MEETING OF SHAREHOLDERS	58
OTHER MATTERS	59
APPENDIX A—RECONCILIATIONS	60
APPENDIX B—AMENDMENT TO DIRECTOR COMPENSATION PLAN	61

PROXY STATEMENT SUMMARY

This summary highlights information about Roper Technologies, Inc. (the “Company”, “we”, “us” or “our”) and the upcoming 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). It does not contain all of the information you should consider. We recommend reading the complete proxy statement (the “Proxy Statement”) and our 2019 Annual Report to Shareholders (the “2019 Annual Report”), which includes our Annual Report on Form 10-K, before voting. The Proxy Statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about April 24, 2020.

2020 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Monday, June 8, 2020 12:00 p.m. local time	Record Date: April 13, 2020	Place: Roper Technologies, Inc. 6901 Professional Parkway East Suite 200 Sarasota, Florida 34240

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation	Vote Required
1:	Election of ten directors for a one-year term	FOR EACH NOMINEE	Majority of votes cast
2:	Advisory vote to approve the compensation of our named executive officers	FOR	Majority of shares present in person or represented by proxy
3:	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020	FOR	Majority of shares present in person or represented by proxy
4:	Approval of an Amendment to the Roper Technologies, Inc. Director Compensation Plan	FOR	Majority of shares present in person or represented by proxy

Roper Technologies, Inc. 2020 Proxy Statement	i

PROXY STATEMENT SUMMARY (CONTINUED)

2020 DIRECTOR NOMINEES

Shareholders are electing all ten director nominees who will serve for a one-year term expiring at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”).

Name	Position	Director Since	Independent	Audit	Compensation	Nominating and Governance	Executive
Shellye L. Archambeau	Former Chief Executive Officer, MetricStream, Inc.	2018	X			X
Amy Woods Brinkley	Retired Chief Risk Officer, Bank of America Corp.	2015	X	X
John F. Fort III	Retired Chief Executive Officer, Tyco International Ltd.	1995	X	X		X
L. Neil Hunn	President and Chief Executive Officer, Roper Technologies, Inc.	2018
Robert D. Johnson	Chairman, Spirit AeroSystems Holdings, Inc.	2005	X		X
Robert E. Knowling, Jr.	Chairman, Eagles Landing Partners	2008	X	X
Wilbur J. Prezzano	Retired Vice-Chairman, Eastman Kodak Company	1997	X		X	X	Chair
Laura G. Thatcher	Retired Head of Executive Compensation Practice, Alston & Bird LLP	2015	X		Chair	X	X
Richard F. Wallman	Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.	2007	X			Chair	X
Christopher Wright	Chairman, EMAlternatives LLC and Yimei Capital	1991	X	Chair			X

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies. Our practices and policies include the following:

Proxy Access: In March 2016, we amended our By-laws to implement proxy access for eligible shareholders. Our proxy access provision permits a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements set forth in the By-laws.

ii	Roper Technologies, Inc. 2020 Proxy Statement

PROXY STATEMENT SUMMARY (CONTINUED)

Shareholder Outreach: We regularly engage our shareholders for feedback to learn their views on the Company’s strategy and performance as well as any governance matters of concern.

One-Year Terms for Directors: All of our directors serve one-year terms.

Independent Directors: Nine of our ten current directors are independent, as is each member of the Audit, Compensation, Executive, and Nominating and Governance Committees.

Independent Chairman of the Board: Our Chairman of the Board is independent.

Majority Voting Standards for Uncontested Director Elections: We require the resignation of incumbent directors who fail to obtain a majority vote in uncontested elections.

Anti-Hedging and Anti-Pledging Policy: We have both anti-hedging and anti-pledging policies.

BUSINESS HIGHLIGHTS

We achieved another year of strong results in 2019:

•	Annual shareholder return of 33.7%, exceeding the return of 31.5% for the S&P 500

•	GAAP revenue increased 3% to $5.38 billion

•	GAAP gross margin increased 70 basis points to 63.9%

•	Adjusted EBITDA increased 6.6% to $1.93 billion(1)

•	Adjusted operating cash flow increased 5% to $1.50 billion and adjusted free cash flow increased 5% to $1.44 billion(1)

•	We deployed $2.4 billion toward high quality software acquisitions

•	Received aggregate proceeds of $1.2 billion in connection with the disposition of our Gatan and Scientific Imaging businesses

•	Our annual dividend increased by 11%, increasing for the 27th consecutive year

(1)

This financial information is presented on an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations.”

COMPENSATION HIGHLIGHTS

The creation of shareholder value is the foundation and driver of our executive compensation program. Aspects of our program that closely align the compensation of our executive officers with the long-term interests of our shareholders include the following:

Pay for Performance: Compensation of our executive officers is almost completely tied to pre-set, objective performance criteria and long-term shareholder value creation. In 2019, 95% of CEO’s direct compensation was subject to performance risk and tied to long-term results and our stock price. For our other executive officers, on average, 88% of their direct compensation was performance-based.

Performance-Based Equity: All restricted stock awards to our executive officers are subject to satisfaction of performance criteria (no awards are solely time-based).

Double Trigger Vesting: “Double trigger” vesting of equity awards if a change in control occurs; no excise tax gross-ups for change-in-control payments.

Dollar Value Equity: As a result of the superior performance of Roper’s stock price, and in light of market practice, we transitioned from a practice of granting a fixed number of equity awards to a dollar value-based approach for non-employee directors in 2019 and all executive officers in 2020.

Roper Technologies, Inc. 2020 Proxy Statement	iii

PROXY STATEMENT SUMMARY (CONTINUED)

Significant Reduction in Non-Employee Director Pay for 2020:    In 2020, the average total compensation paid to our non-employee directors (other than the Independent Chair) will be reduced by approximately 39% compared to 2019. With respect to our Independent Chair, his total compensation will be reduced by approximately 37% as compared to 2019.

Stock Ownership Guidelines: Substantial share ownership and retention guidelines for our executive officers and non-employee directors.

Low Overhang and Dilution: Overhang and dilution from equity incentives at Roper are low relative to our peers.

Clawback Policy: We have a clawback policy to recoup erroneously paid compensation.

Dividends Only on Shares Earned: Dividends on executive officers’ restricted shares are paid only if the shares are earned.

Annual Bonus Caps: We have caps on annual bonuses to avoid an excessive short-term focus and potentially adverse risk-taking.

No Repricing: Repricing of stock options absent shareholder approval is prohibited.

Limited Benefits: No defined pension benefit plan, few perquisites, and limited severance agreements.

iv	Roper Technologies, Inc. 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors of the Company (the “Board of Directors” or the “Board”) will consist of a number of members to be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. The Board of Directors is currently comprised of ten directors who are elected on an annual basis.

Our Board unanimously recommended each incumbent director for reelection at the 2020 Annual Meeting. If reelected, the director nominees will serve until the 2021 Annual Meeting and until their successors have been duly elected and qualified. Certain information about our director nominees is set forth under “Board of Directors.” This information includes the business experience, qualifications, attributes and skills that each individual brings to our Board.

Although not anticipated, if prior to the meeting a director nominee is unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors or the Board may choose to reduce its size.

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the following director nominees:

Name	Age	Director Since	Independent	Occupation
Shellye L. Archambeau	57	2018	Yes	Former Chief Executive Officer, MetricStream, Inc.
Amy Woods Brinkley	64	2015	Yes	Retired Chief Risk Officer, Bank of America Corp.
John F. Fort III	78	1995	Yes	Retired Chief Executive Officer, Tyco International Ltd.
L. Neil Hunn	48	2018	No	President and Chief Executive Officer, Roper Technologies, Inc.
Robert D. Johnson	72	2005	Yes	Chairman, Spirit AeroSystems Holdings, Inc.
Robert E. Knowling, Jr.	64	2008	Yes	Chairman, Eagles Landing Partners
Wilbur J. Prezzano	79	1997	Yes	Retired Vice-Chairman, Eastman Kodak Company
Laura G. Thatcher	64	2015	Yes	Retired Head of Executive Compensation Practice, Alston & Bird LLP
Richard F. Wallman	69	2007	Yes	Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.
Christopher Wright	62	1991	Yes	Chairman, EMAlternatives LLC and Yimei Capital

Roper Technologies, Inc. 2020 Proxy Statement	1

BOARD OF DIRECTORS

Nominee Information

for terms expiring at the 2021 Annual Meeting

Shellye L. Archambeau Former Chief Executive Officer, MetricStream, Inc.	Director Since 2018 Independent Age 57

Committee:

●  Nominating and  Governance

Current Public Directorships:

●  Okta, Inc.

●  Nordstrom Inc.

●  Verizon Communications, Inc.

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Technology and e-commerce

●  Developing and marketing emerging technology software applications and solutions

●  Innovation, digital media and communications

●  Building and scaling consumer and B2B businesses in the technology industry

●  Entrepreneurial perspective

●  Cybersecurity experience

●  Public company board experience

Ms. Archambeau is the former Chief Executive Officer of MetricStream, Inc., a Silicon-Valley based global provider of governance, risk, compliance and quality management solutions to organizations across diverse industries. She served in this role from the time she joined MetricStream in 2002 until 2018. Prior to joining MetricStream, Ms. Archambeau served as Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., a provider of Internet infrastructure services; Chief Marketing Officer of NorthPoint Communications, a provider of local data network services; and President of Blockbuster, Inc.’s e-commerce division, where she launched the entertainment retailer’s first online presence. Before she joined Blockbuster, Ms. Archambeau held domestic and international executive positions during a 15-year career at IBM Corporation. Ms. Archambeau has served as director of Okta, Inc., a provider of identity management solutions, since 2018, Nordstrom, Inc., since 2015, and Verizon Communications, Inc., since 2013.

2	Roper Technologies, Inc. 2020 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Amy Woods Brinkley Founder, AWB Consulting, LLC	Director Since 2015 Independent Age 64

Committee:

●  Audit

Current Public Directorships:

●  Carter’s, Inc.

●  TD Bank Group

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Risk management, controls, corporate governance

●  Financial reporting rules and regulations and audit procedures

●  Broad-based knowledge of banking and financial services

●  Marketing and e-commerce

●  Corporate governance

●  Public company board experience

Ms. Brinkley is the founder, owner and manager of AWB Consulting, LLC, an executive advising and risk management consulting firm. Ms. Brinkley served as Chief Risk Officer for Bank of America Corporation from

2002 until her retirement in 2009, after more than 30 years with the company. Prior to 2002, she served as President of the company’s Consumer Products division and was responsible for the credit card, mortgage, consumer finance, telephone, and e-commerce businesses. During her employment at Bank of America Corporation, Ms. Brinkley also held the positions of Executive Vice President and Chief Marketing Officer overseeing the company’s Olympic sponsorship and its national rebranding and name change. Ms. Brinkley has served as director of Carter’s Inc., since 2010, and TD Bank Group, since 2010. Ms. Brinkley also serves as a director of TD Bank Group’s subsidiaries: TD Group US Holdings, LLC, TD Bank US Holding Company, TD Bank, NA, and TD Bank, USA. In addition, she served as a Commissioner for Atrium Health, a non-profit hospital network from 2001 to 2019 and as a Trustee for the Princeton Theological Seminary from 2002 to 2019.

John F. Fort III Retired Chief Executive Officer, Tyco International Ltd.	Director Since 1995 Independent Age 78

Committee:

●  Nominating and  Governance

●  Audit

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Finance and accounting expertise

●  Diversified industrial company leadership

●  Global business, industry and operations experience

●  Business strategy expertise

●  Risk management

●  Mergers and acquisitions

●  In-depth knowledge of Company and its history provides valuable perspective

Mr. Fort served as Chairman and Chief Executive Officer of Tyco International Ltd., a provider of diversified industrial products and services, from 1982 until his retirement from the company in January 1993.

He served as Interim CEO of Tyco from June to September 2002 and as an advisor to Tyco’s Board of Directors from March 2003 to March 2004. Mr. Fort has been self-employed since 1993.

Roper Technologies, Inc. 2020 Proxy Statement	3

BOARD OF DIRECTORS (CONTINUED)

L. Neil Hunn President and Chief Executive Officer, Roper Technologies, Inc.	Director Since 2018 Age 48

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Deep understanding of organization

●  Software and technology expertise

●  Strategic focus and planning

●  Global industry and operational experience

●  Mergers and acquisitions, capital markets

●  Healthcare experience

●  Provides key leadership and guidance for the Company’s growth

●  Management development and understanding of business challenges and opportunities

Prior to being named President and Chief Executive Officer in August 2018, Mr. Hunn served as Executive Vice President and Chief Operating Officer from 2017 to 2018. Mr. Hunn also served as Group Vice President of Roper’s medical segment from 2011 to 2018 and helped drive significant growth in the Company’s medical technology and application software businesses. In addition to his operating responsibilities at Roper, Mr. Hunn led the execution of the majority of the company’s capital deployment since joining Roper. Prior to joining Roper, Mr. Hunn served 10 years as Executive Vice President and Chief Financial Officer at MedAssets, an Atlanta-based SaaS company, and as President of its revenue cycle technology businesses. He successfully led MedAssets’ initial public offering and the execution of several M&A transactions. Mr. Hunn also held roles at CMGI, an incubator of Internet businesses, and Parthenon Group, a strategy consulting firm.

Robert D. Johnson Chairman, Spirit AeroSystems Holdings, Inc.	Director Since 2005 Independent Age 72

Committee:

●  Compensation

Current Public Directorships:

●  Spirit AeroSystems Holdings, Inc.

●  Spirit Airlines, Inc.

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Manufacturing, supply chain, engineering and production

●  Global business, industry, and operations experience

●  Extensive business acumen

●  Public company board experience, including governance and executive compensation expertise

Mr. Johnson was Chief Executive Officer of Dubai Aerospace Enterprise Ltd., a global aerospace engineering and services company, from August 2006 to December 2008. Mr. Johnson also served as

Chairman of Honeywell Aerospace, a leading global supplier of aircraft engines, equipment, systems and services, from January 2005 to January 2006, and as its President and Chief Executive Officer from 1999 to 2005. Mr. Johnson similarly served as President and Chief Executive Officer for Honeywell Aerospace’s predecessor, AlliedSignal, an aerospace, automotive and engineering company. He also held management positions with AAR Corporation, a provider of aviation and expeditionary services to the global commercial, government and defense aviation industries, and GE Aviation, an aircraft engine supplier. Mr. Johnson has served as Chairman of the Board for Spirit AeroSystems Holdings, Inc., a global leader in aerostructures design and manufacturing, since 2006 and as a director of Spirit Airlines, Inc., since 2010.

4	Roper Technologies, Inc. 2020 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Robert E. Knowling, Jr. Chairman, Eagles Landing Partners	Director Since 2008 Independent Age 64

Committee:

●  Audit

Current Public Directorships:

●  K12 Inc.

●  Rite Aid Corporation

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Software and high-growth technology company expertise

●  Experience leading businesses through periods of high growth and organizational turnaround

●  Operational and management skills and insight with respect to technology matters

●  Strategic planning expertise

●  Public company board experience

Since 2009, Mr. Knowling has served as Chairman of Eagles Landing Partners, a strategic management consulting company specializing in assisting senior management formulate strategy, lead organizational transformations, and reengineer businesses. From June 2005 to May 2009, Mr. Knowling served as Chief Executive Officer and director of Telwares Communications, a leading provider of telecommunication spend management solutions. Mr. Knowling was also the Chief Executive Officer of the New York City Leadership Academy, Chairman and Chief Executive Officer of SimDesk Technologies, Inc., a computer software company, and Chairman, President and Chief Executive Officer of Covad Communications, a provider of broadband voice and data communications.

Mr. Knowling has served as a director of Stream Companies, LLC, an advertising, technology, and analytics provider, since 2019, K12 Inc., an education management organization, since 2018, and Rite Aid Corporation, since 2018. In the last five years, Mr. Knowling has also served as a director of Convergys Corporation, a provider of customer management and information management products, Heidrick & Struggles International, an international executive search firm, and The Bartech Group, a recruitment outsourcing provider.

Roper Technologies, Inc. 2020 Proxy Statement	5

BOARD OF DIRECTORS (CONTINUED)

Wilbur J. Prezzano Retired Vice-Chairman, Eastman Kodak Company	Director Since 1997 Independent Chairman of the Board Age 79

Mr. Prezzano retired in January 1997 from Eastman Kodak Company, a supplier of imaging material and services, as its board Vice-Chairman and as Chairman and President of its greater China region businesses.

Committee:

●  Executive (Chair)

●  Compensation

●  Nominating and Governance

Current Public Directorships:

●  TD Ameritrade Holding Corporation

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Broad-based understanding important to Company’s growth and operations

●  Management development and understanding of global challenges and opportunities

●  Global business, industry, manufacturing, marketing, and operations experience

●  In-depth knowledge of Company and its history provides valuable perspective

●  Mergers and acquisitions

●  Public company board experience

●  Finance and accounting expertise

During his 32-year career with Eastman Kodak Company, Mr. Prezzano worked in various executive capacities and was also a director from 1992 to 1997. Mr. Prezzano has served as a director of TD Ameritrade Holding Corporation since 2006, and TD Bank, NA, and TD Bank, USA, subsidiaries of TD Bank Group, since 2016. In the last five years, Mr. Prezzano has served as a director of TD Bank Group and Snyder’s-Lance, Inc., where he served as board Chair from 2000 to 2016.

6	Roper Technologies, Inc. 2020 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Laura G. Thatcher Retired Head of Executive Compensation Practice, Alston & Bird LLP	Director Since 2015 Independent Age 64

Committee:

●  Compensation (Chair)

●  Executive

●  Nominating and Governance

Key Qualifications & Expertise:

●  Executive compensation expertise

●  Organizational development

●  Senior leadership and management experience

●  Corporate governance

●  Mergers and acquisitions

Ms. Thatcher retired in December 2013 after 33 years of legal practice at Alston & Bird LLP, where she developed and lead the firm’s executive compensation practice for 18 years and served as special executive compensation counsel to many U.S. and international publicly traded companies. Ms. Thatcher co-authored the Compensation Committee Handbook, 3rd edition (John Wiley & Sons, 2008), which serves as a guidebook for executive compensation strategies and practices, addressing a full range of functional issues facing compensation committees of public companies, including organizing, planning, compliance and sound corporate governance.

Ms. Thatcher served on the Board of Directors of Batson-Cook Company, a regional commercial construction and development company, from 1994 to 2007. She also served on the Board of Directors of The Atlanta Legal Aid Society, Inc., from 2008 to 2014, and was a Past Chair of the Advisory Board of the Certified Equity Professional Institute (CEPI) of Santa Clara University and was on the Board of Review for a special project sponsored by CEPI that provided universally accepted industry guidance regarding areas of risk and appropriate controls in equity compensation.

Roper Technologies, Inc. 2020 Proxy Statement	7

BOARD OF DIRECTORS (CONTINUED)

Richard F. Wallman Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.	Director Since 2007 Independent Age 69

Committee:

●  Nominating and Governance (Chair)

●  Executive

Current Public Directorships:

●  SmileDirectClub, Inc.

●  Extended Stay America, Inc.

●  Wright Medical Group N.V. (Mr. Wallman will be stepping down from his directorship upon completion of Stryker Corporation’s acquisition)

●  Charles River Laboratories International, Inc.

Key Qualifications & Expertise:

●  Executive leadership and management experience

●  Finance and accounting expertise

●  Multi-industry perspective

●  Global business, industry, manufacturing and operations experience

●  Risk management and controls

●  Management development and understanding of global challenges and opportunities

●  Public company board experience

Mr. Wallman served as the Chief Financial Officer and Senior Vice President of Honeywell International Inc., a diversified industrial technology and manufacturing company, and its predecessor AlliedSignal, Inc., from

1995 until his retirement in 2003. Mr. Wallman has also served in senior financial positions with IBM Corporation and Chrysler Corporation.

Mr. Wallman has served as a director of SmileDirectClub, Inc., since 2019, Extended Stay America, Inc., since 2013, Charles River Laboratories International, Inc., a provider of laboratory services for the pharmaceutical, medical device and biotechnology industries, since 2011, and Wright Medical Group N.V., a global medical device company, since 2008. In the last five years, Mr. Wallman served as a director of Boart Longyear Ltd., a global mineral exploration company, Convergys Corporation, a provider of customer management and information management products, and ESH Hospitality, Inc., a lodging real estate investment trust.

8	Roper Technologies, Inc. 2020 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Christopher Wright Former Group Management Board Member, Dresdner Kleinwort	Director Since 1991 Independent Age 62

Committee:

●  Audit (Chair)

●  Executive

Current Public Directorships:

●  G.P. Investments Limited (Luxembourg)

●  Spice Private Equity A.G. (Zurich)

Key Qualifications & Expertise:

●  Executive and management experience

●  Public and private company board leadership experience in the US and Europe

●  Finance and accounting knowledge covering reporting rules, regulations and audit procedures

●  Extensive US and international, mergers and acquisitions, private equity and banking experience

●  In-depth knowledge of Company and its history provides valuable perspectives

●  Broad experience investing across technology, software and healthcare sectors

●  Understanding of global challenges, risk and opportunities

Mr. Wright is a director of Merfin Capital Group, a European investment firm. He is also the Chairman of EMAlternatives LLC, a Washington, DC based private equity asset management firm and Chairman of Yimei Capital, in Shanghai. Until mid-2003 he served as Chief Executive Officer for Dresdner Kleinwort Capital and was a Group Board Member of Dresdner Kleinwort overseeing the bank’s alternative assets globally. He has acted as Chairman of various investment funds prior to and following the latter’s integration with Allianz S.E., and as Global Head of Private Equity at Standard Bank Limited from 2006 to 2007. Mr. Wright has served as director of G.P. Investments Limited (Luxembourg), since 2017, and of Spice Private Equity A.G. (Zurich), since 2016. He previously served as Chairman of Maxcess International Inc. until 2017, a privately-owned industrial technology company, and was a director of Yatra Ltd. (Euronext) from 2010 to 2018. Mr. Wright is a member of the Endowment Investment Committee of Corpus Christi College, Oxford; a director of the Sutton Trust, an educational charity; and a Trustee of the Oxford Philharmonic Orchestra.

Roper Technologies, Inc. 2020 Proxy Statement	9

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board is committed to maintaining high standards of ethical business conduct and sound corporate governance practices and policies. Our Corporate Governance Guidelines reflect our Board of Directors’ commitment to monitoring the effectiveness of the Board and its committees in exercising their responsibilities.

Business Code of Ethics and Standard of Conduct

Our Business Code of Ethics and Standards of Conduct (the “Code of Ethics”) addresses the professional, honest and candid conduct of our directors, officers and employees. The Code of Ethics also addresses conflicts of interest, disclosure process, compliance with laws, rules and regulations (including insider trading laws); and corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets. The Code of Ethics encourages the reporting of any illegal or unethical behavior. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver as required by law.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors qualify as “independent,” as defined by the listing standards of the New York Stock Exchange (the “NYSE”). As required by these director independence standards, our Board reviewed and analyzed the independence of each director earlier this year to determine whether any particular relationship or transaction involving any director, or any of that director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board examined transactions and relationships between directors or their affiliates and immediate family members and Roper and/or Roper’s management. As a result of this review our Board affirmatively determined that all directors are independent, except for Mr. Hunn, and that each member of the Audit, Compensation, and Nominating and Governance Committees is independent under applicable NYSE and Securities and Exchange Commission (“SEC”) rules for purposes of serving on such committees.

Nominating Process

The Nominating and Governance Committee, acting under its charter, determines the desired skills, abilities, judgment, diversity (including gender and ethnicity as well as background and experience) and other criteria deemed appropriate for service as a director and is responsible for recommending new director candidates and renomination of incumbent directors based on those criteria, which includes, but is not limited to:

•	high personal and professional ethics;

•	integrity and values;

•	knowledge of our business environment;

•	sound judgment and analytical ability;

•	skills and experience in the context of the needs of our Board;

•	breadth of business experience; and

•	whether the candidate meets the applicable independence requirements under the NYSE and SEC rules.

Our Board’s process for identifying and evaluating potential director nominees includes soliciting recommendations from our directors and engaging a third party to assist in identifying potential director nominees when a Board position becomes available. Our Board has no formal policy with respect to diversity, but considers ethnic and gender diversity when creating the pool of candidates from which it considers possible new director candidates.

Neither the Board of Directors nor the Nominating and Governance Committee has a specific policy regarding consideration of shareholder director nominees. Shareholder nominees submitted pursuant to the requirements set forth in the By-laws will be considered under the same criteria that are applied to other candidates. A shareholder of record who nominates a director candidate must provide a notice along with the additional information and materials required by our By-laws. See “Information Regarding the 2021 Annual Meeting of Shareholders” for additional information regarding nominating director candidates.

Proxy Access

Our By-laws enable a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our

10	Roper Technologies, Inc. 2020 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements set forth in the By-laws. Our Board adopted these amendments following discussions with our shareholders in the second half of 2015 and early 2016.

Review and Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. Although we have not adopted written procedures for reviewing related person transactions, we will review any relationship or transaction in which the Company and our directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. There were no related person transactions during 2019.

Shareholder Communications

Shareholders or other interested parties may send written communications to our Board of Directors or non-management Board members in care of the Secretary to the address set forth below. This process is also set forth on our website at www.ropertech.com. All communications will be kept confidential and promptly forwarded to the appropriate director. Items unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Corporate Secretary, including, without limitation; solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director upon request.

Our Corporate Governance Guidelines, Code of Ethics, Director Independence Standards, and By-laws are available on our website at www.ropertech.com/governance-documents. Requests for copies of these documents or of the full text of the By-law provision regarding director candidate nominations and communications to our Board of Directors or non-management Board members should be addressed to:

Roper Technologies, Inc.

6901 Professional Parkway East

Suite 200

Sarasota, Florida 34240

Attention: Corporate Secretary

Roper Technologies, Inc. 2020 Proxy Statement	11

CORPORATE RESPONSIBILITY

Roper and its subsidiaries are committed to working together to conduct business in an ethical and socially responsible manner across the globe. From our philanthropy and volunteering, to our sustainability initiatives and corporate governance, we strive to work together in ways that are open, inclusive and allow our employees to share and collaborate to support the communities where we operate.

Through our subsidiaries, we develop and promote software, products and services that have a positive impact on the environment and public health. Many of the solutions our businesses offer allow customers across a number of industries to improve operational and project efficiency, which translates into a variety of benefits for both the customer and the communities in which they operate. As described below, these benefits range from reduced emissions from vehicles, improved water quality and conservation, and lower health care costs and improved patient experience.

Transportation Efficiency Solutions

•

Our Transcore business develops innovative transportation and tolling systems that facilitate traffic flow efficiencies, resulting in reduced congestion, travel time, fuel consumption and greenhouse gas emissions.

•

Our DAT business operates the largest truckload freight marketplace in North America. DAT’s services allow transportation brokers and carriers to maximize the efficiency of their shipping needs by matching vehicle availability and load capacity with nearby loads, resulting in a reduction in empty or suboptimal truckload miles.

Water Conservation Solutions

•

Our Cornell Pump business manufactures centrifugal pumps with a Cycloseal® sealing system that removes damaging material from the seal area without the need for flush water, while purging air and gas pockets and extending seal life. Without the need for flush water, operators avoid costly and wasteful water flushes, with larger wastewater treatment facilities conserving over several million gallons of water a year.

•

Our Neptune Technology Group serves more than 4,000 water utilities across North America by supplying software and hardware tools that promote the efficient use of water as well as protect water quality for communities. As part of its mission to promote the need for sound steward-

ship and accessibility to clean water across the globe, Neptune is a supporter of Aqua Aid, an assistance program designed to provide customers in need with uninterrupted water service, and Water For People, which partners with local organizations, governments, businesses, and citizens, to help bring water and sanitation systems to underserved locations across the globe.

•

Our Technolog Group designs and manufactures battery powered data loggers and electronic pressure controllers for distribution networks, which enables customers such as municipal water systems to optimize water use efficiency and significantly reduce leakage. Using Technolog’s solutions, a municipal water system in Tennessee achieved a savings of approximately 36,000 gallons of non-revenue water per day. With similar projects across the globe, Technolog enables its customers to save millions of gallons of water each year.

Health Care Solutions

•

Our Strata Decision Technology business provides a cloud-based planning, analytics and performance platform that is used by healthcare providers for financial planning, decision support and continuous improvement. Strata is tackling one of the biggest socio-economic problems of our time – helping hospitals and healthcare systems bend the health care cost curve, and in 2019 was named one of the top workplaces in the Chicago area by The Chicago Tribune.

•

Our Verathon business delivers innovative and specialized medical solutions that empower healthcare providers to improve patient experience and extend patients’ lives. Verathon developed the first video laryngoscope, the GlideScope®, which enables healthcare providers to deliver rapid intubation and significantly reduce patient intubation time. Verathon also pioneered the field of ultrasound bladder volume measurement, and its BladderScan® solution both minimizes infection risk for the patient and optimizes efficiency for heathcare providers.

Laboratory Solutions

•

Our Clinisys, Data Innovations and Sunquest businesses provide laboratory and public health information management solutions to improve the timeliness and quality of patient care and maximize operational efficiencies of diagnostic testing laboratories, and have provided crucial

12	Roper Technologies, Inc. 2020 Proxy Statement

CORPORATE RESPONSIBILITY (CONTINUED)

assistance to healthcare organizations managing information generated from COVID-19 testing in certain parts of the world.

Construction Efficiency Solutions

•	Our ConstructConnect business facilitates the competitive bidding on publicly funded construction projects, allowing projects to be built on time by qualified tradespeople at lower prices.

For more information on Roper’s approach to corporate responsibility and our programs, see our Corporate Responsibility report available on our website. The information contained on, or available through, our website is not incorporated by reference in this Proxy Statement.

Roper Technologies, Inc. 2020 Proxy Statement	13

BOARD COMMITTEES AND MEETINGS

Our Board of Directors held seven meetings in 2019. Each director participated in every one of our seven Board meetings in 2019. In addition, each director participated in every one of our committee meetings held while such director was a committee member. Our Board has not implemented a formal policy regarding director attendance at the Annual Meeting of Shareholders, but encourages all directors to attend. All of our directors attended the 2019 Annual Meeting of Shareholders either in person or telephonically except for one director who was unable to attend the meeting due to traveling for the Company’s Board of Directors meeting.

Board Leadership Structure

Serving as a director of the Company since 1997, Mr. Prezzano was elected as the Board Chairman in 2018, following the death of our prior CEO and Executive Chairman. Mr. Prezzano previously served as the Company’s Lead Independent Director from 2015 through 2018. Mr. Prezzano’s in-depth, long-term knowledge of our Company allows him to effectively identify strategic priorities, lead Board discussions, and oversee the execution of our Company’s strategy and business plans.

Effective Board Processes

As a result of our Board structure and processes, our directors are actively involved in overseeing the strategy, business and affairs of our Company, including its transformation to a diversified technology company. Our Board meetings typically extend over several days, with directors monitoring the existing portfolio of businesses and analyzing and carefully examining with management the different ways Roper can invest for future growth, both internally and through acquisitions. Between scheduled Board meetings, our directors continue their discussions with management and each other, enabling our Company to draw from their experiences and expertise. Our directors are involved in our corporate strategy and must keep abreast of the issues encountered by our diverse global business operations.

The Board, including its Nominating and Governance Committee, has an effective Board recruitment and evaluation process that contributes to bringing together a group of directors who complement each other and collectively provide oversight of management in ways that include challenging and discussing different perspectives.

Executive Succession Planning

Our Board recognizes the importance of effective leadership to our Company’s success and is actively engaged and involved, on an annual basis, in succession planning on both a long- and short-term basis. Our Company’s operating unit executives, who have responsibility for their respective businesses, but no “enterprise-wide” responsibilities, provide a broad and deep talent resource that is key to our executive succession planning.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company, which it generally carries out through Board committees. However, several categories of risk management, such as information technology security, are managed directly by our Board. Our General Counsel informs each committee and the Board of relevant legal and compliance issues, and each committee also has access to our Company’s outside counsel or any other outside advisor when they deem it advisable. Each of these committees along with our management, which is responsible for the implementation of the process to identify, manage and monitor risks, keeps the entire Board regularly apprised of the different risks associated with our Company.

•

The Audit Committee oversees financial risk, including such factors as liquidity, credit, currency exchange and market conditions, through review and discussion with management, and monitors our Company’s risk management practices. It meets regularly with our independent auditors together with our Vice President and Chief Compliance Officer, and our Director of Internal Audit, both of whom report directly to the Audit Committee. In addition to financial risk, the Audit Committee also reviews and discusses other risks that relate to our business activities and operations.

•

The Compensation Committee, in overseeing risk associated with compensation programs and practices, has directly retained its own independent compensation consultant and meets periodically with management to discuss current issues.

•	The Nominating and Governance Committee monitors the compliance of our corporate governance practices and policies with applicable requirements and evolving developments.

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BOARD COMMITTEES AND MEETINGS (CONTINUED)

Board Committees

Our Board has four standing committees: Audit, Compensation, Nominating and Governance, and Executive. All four committees operate under written charters, copies of which can be obtained upon request from the Corporate Secretary or viewed on

Roper’s website (www.ropertech.com/governance-documents). Each committee reviews its charter annually and reports its activities to the full Board on a regular basis.

Set forth below are the current committee memberships.

Director	Audit	Compensation	Nominating and Governance	Executive

Shellye L. Archambeau			X

Amy Woods Brinkley	X

John F. Fort III	X		X

Robert D. Johnson		X

Robert E. Knowling, Jr.	X

Wilbur J. Prezzano		X	X	Chair

Laura G. Thatcher		Chair	X	X

Richard F. Wallman			Chair	X

Christopher Wright	Chair			X

Audit Committee: 9 Meetings Held in 2019

The Audit Committee assists our Board in its oversight of the quality and integrity of our financial statements, our structure for compliance with legal and regulatory requirements, and the performance of our internal audit functions. The Board has determined that based upon their extensive background and expertise, Messrs. Fort and Wright and Ms. Brinkley meet the criteria of an “audit committee financial expert” under SEC rules. The Board determined that Ms. Brinkley meets the criteria based upon her extensive career in banking spanning over thirty years, including her service on the disclosure committee and her participation in the financial statement diligence review process while at Bank of America, in addition to her current and prior service on the audit committees (or finance committee where audit functions are handled by such committee) of four other entities that issue publicly-traded securities. The Board has determined that all Audit Committee members meet the heightened independence standards under NYSE and

SEC rules applicable to audit committees and satisfy the NYSE standard of financial literacy, having accounting and related financial management expertise.

Pursuant to its charter, the Audit Committee has the authority and responsibility to:

•

appoint, compensate, retain and oversee the independent registered public accounting firm engaged by us; approve all audit engagement fees and terms, as well as pre-approve all non-audit engagements; and ensure that the independent auditors remain independent and objective;

•	review the appointment and replacement of the head of our internal audit department, who provides the Audit Committee with significant reports to management and management’s responses thereto;

•	consider any reports or communications submitted by the independent auditors relating to our financial statements, policies, processes or determinations;

Roper Technologies, Inc. 2020 Proxy Statement	15

BOARD COMMITTEES AND MEETINGS (CONTINUED)

•

meet with management, the independent auditors and others to discuss matters relating to the scope and results of any audit, the financial statements, and changes to any auditing or accounting principles, policies, controls procedures or practices;

•

review any major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, and major issues as to the adequacy of our internal controls, analyses regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives;

•	review significant risks and exposures and the steps taken to monitor and minimize such risks;

•

establish procedures for the receipt, investigation and resolution of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	prepare reports and disclosures required to be included in this Proxy Statement, including the “Audit Committee Report” below.

Compensation Committee: 5 Meetings Held in 2019

The Compensation Committee administers our executive incentive compensation programs and determines, either as a committee or together with the other independent members of the Board (as directed by the Board), annual salary levels and incentive compensation awards for our executive officers. The Board has determined that all Compensation Committee members meet the heightened independence standards under NYSE and SEC rules applicable to compensation committees. The Compensation Committee also, at the direction of the Board, periodically reviews and determines the form and amounts of director compensation and reviews and makes recommendations to the Board with respect to director compensation. The Compensation Committee may delegate its duties and responsibilities to a subcommittee of the Compensation Committee and has the authority to retain its own compensation consultants. Additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is set forth below in this Proxy Statement under “Compensation Discussion and Analysis.”

Pursuant to its charter, the Compensation Committee has the authority and responsibility to:

•

annually review and approve corporate goals and objectives relevant to our CEO’s compensation and based on that evaluation, determine and approve our CEO’s compensation, including salary, bonus, incentive and equity compensation;

•	annually review performance and approve compensation, including salary, bonus, and incentive and equity compensation for our executive officers;

•	grant awards and otherwise make determinations under our equity, incentive, retirement, and deferred compensation plans, to the extent provided in such plans;

•	determine performance goals and certify whether performance goals have been satisfied for incentive plans containing performance criteria;

•	periodically review and make recommendations to the Board concerning our equity, incentive, retirement, and deferred compensation plans;

•	review risks associated with compensation and assess those reasonably likely to have a material adverse effect on the Company;

•	periodically review and determine the form and amounts of director compensation; and

•	review and discuss with management the Compensation Discussion and Analysis disclosure regarding named executive officer compensation included in our annual Proxy Statement.

Nominating and Governance Committee:

5 Meetings Held in 2019

The Nominating and Governance Committee assists our Board in identifying individuals qualified to become directors, determining the size and composition of our Board and its committees, developing and implementing corporate governance guidelines, evaluating the qualifications and independence of directors on a periodic basis and evaluating the overall effectiveness of our Board and its committees.

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BOARD COMMITTEES AND MEETINGS (CONTINUED)

Pursuant to its charter, the Nominating and Governance Committee has the authority and responsibility to:

•

evaluate a candidate’s qualification based on a variety of factors, including such candidate’s integrity, reputation, judgment, knowledge, and diversity (including gender and ethnicity as well as background and experience) as well as our Board’s needs;

•	recommend qualified individuals for Board membership, including individuals suggested by directors and/or shareholders;

•	periodically review the size and responsibilities of our Board and its committees and recommend changes to our Board;
•	annually review and recommend committee slates and additional committee members to our Board as needed;

•	develop and recommend to our Board a set of corporate governance guidelines and periodically review such guidelines and propose changes to our Board; and

•	develop and recommend to our Board an annual self-evaluation process for our Board and its committees, and administer and oversee the evaluation process.

Executive Committee: No Meeting Held in 2019

The Executive Committee has the authority to exercise all powers of the Board between regularly scheduled Board meetings.

Roper Technologies, Inc. 2020 Proxy Statement	17

DIRECTOR COMPENSATION

Compensation for our non-employee directors is governed by our Director Compensation Plan, which is a sub-plan of our 2016 Incentive Plan. The Director Compensation Plan recognizes the Board’s instrumental contribution to Roper’s long-term success and creation of superior shareholder value. Over the past fifteen years, our shareholders have earned a cumulative 1174.0% return – more than four times that of the S&P 500’s 264.2% return. Compensation paid to our Directors reflects the significant time commitment and effort associated with serving on our Board, including participation in a minimum of 15 days of Board meetings each year, in addition to numerous Committee meetings throughout the year. Our rapid growth, business transformation into software, and various market developments has made it increasingly challenging to find and assimilate the caliber of independent director capable of adding value to our high-growth, asset-light, diversified enterprise. Despite these challenges, in the past five years, we have added three new independent directors to the Board bringing needed key skills, strengths and capabilities to the Board while significantly increasing its level of gender and ethnic diversity. Going forward, the Board will continue to insist on the high standards of qualifications that are in place.

Consistent with Roper’s long-standing “pay-for-performance” philosophy, the Director Compensation Plan ties director compensation directly to the Company’s stock performance, closely aligning the financial interests of our directors with those of our shareholders. Directors receive limited cash retainers and no perquisites (such as deferred compensation benefits), and instead receive a higher percentage of their compensation in shares of Company stock.

In 2019, the Director Compensation Plan was amended to: (1) eliminate the Company’s “fixed share” approach with respect to the equity portion of non-employee director compensation (resulting in a reduction to the equity portion of non-employee director compensation of approximately 19%); and (2) simplify the framework for the cash retainer and meeting fee payments made to non-employee directors.

In April 2020, the Director Compensation Plan was further amended to more closely align with market practice. The director plan was modified as follows: (i) reduction of the value of annual equity compensation from $665,000 to $385,000 (a reduction of 42%); and (ii) reduction of the supplemental annual cash retainer for the Independent Chairman from $175,000 to $125,000 (a reduction of 29%). There were no changes to the annual cash retainer of $60,000 or the $5,000 committee chair retainers.

2019 Non-Employee Director Equity Compensation

Beginning in 2006, a grant of 4,000 restricted stock units (“RSUs”) was made under the Director Compensation Plan to recognize the significant time commitment and workload associated with serving on our Board as well as the Board’s instrumental contribution to Roper’s long-term success and creation of superior shareholder value. At the end of 2006, the Company’s share price was $50.24. Consistent with its “pay-for-performance” philosophy of aligning the financial interests of directors with those of shareholders, the Compensation Committee maintained the “fixed share” approach until 2018, when in light of the significant increase of the Company’s share price over time (42.4% in 2017 alone), the 2018 award was reduced from 4,000 RSUs to 3,000 RSUs. As a result of the further significant appreciation in the market value of the Company’s shares, as well as other considerations in regard to director compensation, in 2019 the Company transitioned from its “fixed share” approach to non-employee director equity compensation to a “fixed dollar value” approach. Thus, in 2019, pursuant to the amended Director Compensation Plan, non-employee directors were awarded RSUs equal to an economic value of $665,000 (based on the weighted average closing price for the Company’s stock over the 15 trading days ending on the date of grant). As a result, in June 2019, non-employee directors received an award of 1,880 RSUs which vest 50% on the six-month anniversary of the grant date and 50% on the day prior to the next Annual Meeting of Shareholders.

18	Roper Technologies, Inc. 2020 Proxy Statement

DIRECTOR COMPENSATION (CONTINUED)

2019 Non-Employee Director Cash Retainer

Each non-employee director also receives an annual cash retainer. Under the amended Director Compensation Plan, the annual cash retainer was increased from $42,500 to $60,000 (the cash retainer for the Independent Chairman was maintained at $175,000) and all fees for attending Board and Committee meetings were eliminated. The Committee chair retainers were not changed. The equity award and cash retainers under the amended Director Compensation Plan for 2019 are set forth below:

2019 Annual Equity Award

Economic value of $665,000 (based on the weighted average closing price for the Company’s stock over the 15 trading days ending on the date of grant)	$687,441

2019 Annual Cash Retainer

Cash Retainer	$60,000

2019 Supplemental Annual Cash Retainers

Independent Chairman	$175,000

Chair of Audit Committee	$5,000

Chair of Compensation Committee	$5,000

Chair of Nominating and Governance Committee	$5,000

We also reimburse our directors for reasonable travel expenses incurred in connection with attendance at Board, Committee and shareholder meetings and other Company business. In addition, the cash retainer and the number of RSUs granted are prorated for any new director appointed during the year based on the number of full months such director serves as a non-employee director during the year.

Mr. Hunn is an employee of our Company and did not receive any compensation for his service as a director. His compensation is set forth in the “Executive Compensation” section below.

April 2020 Amendment to Director Compensation Plan

In consultation with our new independent compensation consultant, Compensia, we recently further amended our Director Compensation Plan to more closely align our Director pay with current market practice, while maintaining our “pay-for-performance” philosophy. Beginning in 2020, under the further amended Director Compensation Plan non-employee directors will be awarded RSUs equal to an economic value of $385,000 (based on the closing price of the Company’s stock on the date of grant). This is a reduction of $280,000, or 42%, from the economic value awarded in 2019. The annual cash retainer under the amended Director Compensation Plan will remain at $60,000 (the same as in 2019), the Audit, Compensation and Nominating and Governance Committee chair retainers will remain at $5,000 (the same as in 2019), while the Independent Chair retainer has been reduced by $50,000 to $125,000. The equity award and cash retainers for 2020 are set forth below:

2020 Annual Equity Award

(based on the closing price of the Company’s stock on the date of grant)	$385,000

2020 Annual Cash Retainer

Cash Retainer	$60,000

2020 Supplemental Annual Cash Retainers

Independent Chairman	$125,000

Chair of Audit Committee	$5,000

Chair of Compensation Committee	$5,000

Chair of Nominating and Governance Committee	$5,000

As a result of these changes, in 2020 the average total compensation paid to our non-employee directors (other than the Independent Chair) will be reduced by approximately 39% in 2020 compared to 2019. With respect to our

Roper Technologies, Inc. 2020 Proxy Statement	19

DIRECTOR COMPENSATION (CONTINUED)

Independent Chair, his total compensation will be reduced by approximately 37% in 2020 as compared to 2019. Going forward, the Compensation Committee will continue to engage with shareholders and monitor the director pay practices of its peers for competitive positioning purposes and may make adjustments from time to time, but in no event will any annual increase in aggregate pay (cash and equity) exceed 3% any one year period or 6% in the three year period ended 2022.

The table below shows the compensation of our non-employee directors for 2019.

2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)

Shellye L. Archambeau	60,000	687,441	-	747,441

Amy Woods Brinkley	60,000	687,441	-	747,441

John F. Fort III	60,000	687,441	-	747,441

Robert D. Johnson	60,000	687,441	-	747,441

Robert E. Knowling, Jr	65,000	687,441	-	752,441

Wilbur J. Prezzano	235,000	687,441	-	922,441

Laura G. Thatcher	60,000	687,441	-	747,441

Richard F. Wallman	65,000	687,441	-	752,441

Christopher Wright	65,000	687,441	-	752,441
(1)

The dollar values shown represent the grant date fair values for RSUs granted to these directors during 2019, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The amount reported exceeds the $665,000 economic award value set forth in the Director Compensation Plan due to the award being based on the weighted average closing price for the Company’s stock over the 15 trading days ending on the date of grant.

(2)	As of December 31, 2019, each non-employee director had 940 unvested RSUs outstanding, representing 50% of the 2019 award, which vest on the day prior to the Annual Meeting.

(3)	There were no outstanding stock option awards as of December 31, 2019 for our non-employee directors.

Our share ownership and retention guidelines for non-employee directors require them to own 4,000 shares of our common stock. Until the ownership requirements are met, non-employee directors are required to retain 100% of any shares they receive (on a net after tax basis) under our Director Compensation Plan. All of our directors are in compliance with these guidelines. The ownership requirement equated to 23.6 times the annual cash retainer for directors, based on the closing market price of our common stock on December 31, 2019 of $354.23 per share.

Below is an estimated 2020 Director Compensation table based on the Director Compensation Plan as amended in April 2020. The amounts below are estimates intended for comparison purposes only.

2020 Estimated Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Shellye L. Archambeau	60,000	385,000	-	445,000

Amy Woods Brinkley	60,000	385,000	-	445,000

John F. Fort III	60,000	385,000	-	445,000

Robert D. Johnson	60,000	385,000	-	445,000

Robert E. Knowling, Jr	60,000	385,000	-	445,000

Wilbur J. Prezzano	185,000	385,000	-	570,000

Laura G. Thatcher	65,000	385,000	-	450,000

Richard F. Wallman	65,000	385,000	-	450,000

Christopher Wright	65,000	385,000	-	450,000

20	Roper Technologies, Inc. 2020 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of December 31, 2019. The executive officers are elected by the Board of Directors and serve at its discretion.

L. Neil Hunn	Professional Experience

President and Chief Executive Officer since 2018 Executive Vice President, Chief Operating Officer 2018 Group Vice President from 2011 to 2017 Age: 48

Prior to being named President and Chief Executive Officer in August 2018, Mr. Hunn served as Executive Vice President and Chief Operating Officer from 2017 to 2018. Mr. Hunn also served as Group Vice President of Roper’s medical segment from 2011 to 2018 and helped drive significant growth in the Company’s medical technology and application software businesses. In addition to his operating responsibilities at Roper, Mr. Hunn led the execution of the majority of the company’s capital deployment since joining Roper. Prior to joining Roper, Mr. Hunn served 10 years as Executive Vice President and Chief Financial Officer at MedAssets, an Atlanta-based SaaS company, and as President of its revenue cycle technology businesses. He successfully led MedAssets’ initial public offering and the execution of several M&A transactions. Mr. Hunn also held roles at CMGI, an incubator of Internet businesses, and Parthenon Group, a strategy consulting firm.

Robert C. Crisci	Professional Experience

Executive Vice President since 2018 Chief Financial Officer since 2017 Vice President, Finance and Investor Relations from 2013 to 2017 Age: 44

Prior to being named Executive Vice President and Chief Financial Officer, Mr. Crisci joined Roper in 2013 as Vice President, Finance and Investor Relations and led the Company’s financial planning and analysis and investor relations activities. Prior to joining Roper, he served in various roles across investment banking, consulting and finance. His prior experience includes positions at Morgan Keegan, VRA Partners, Devon Value Advisers and Deloitte.

John K. Stipancich	Professional Experience

Executive Vice President since 2018 General Counsel since 2016 Corporate Secretary since 2016 Age: 51

Prior to joining Roper, Mr. Stipancich served as Executive Vice President and Chief Financial Officer of Newell Brands Inc., a consumer products company, where he had also served as General Counsel and Corporate Secretary, and Executive Leader of its operations in Europe, the Middle East and Africa. Prior to his twelve years at Newell Brands, Mr. Stipancich served as Executive Vice President, General Counsel and Corporate Secretary for Evenflo Company and Assistant General Counsel for Borden, both KKR portfolio companies at the time. He started his legal career in the Cleveland office of the international law firm Squire Patton Boggs.

Jason P. Conley	Professional Experience

Vice President and Controller since 2017 Age: 44

Prior to being named Vice President and Controller, Mr. Conley served as the Chief Financial Officer at Roper subsidiary, Managed Healthcare Associates, and prior to that led the financial planning and investor relations activities for Roper from 2006 to 2013. Before Roper, Mr. Conley served in finance and accounting leadership roles at Honeywell International and Deloitte.

Roper Technologies, Inc. 2020 Proxy Statement	21

BENEFICIAL OWNERSHIP

Beneficial ownership is determined in accordance with SEC rules. Under the rules, the number of shares beneficially owned by a person and the percentage of ownership held by that person includes shares of common stock that could be acquired upon exercise of an option within sixty days, although such shares are not deemed exercised and outstanding for computing the percentage of ownership held by any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The following table shows the beneficial ownership of Roper common stock as of March 31, 2020 by (i) each of our director nominees, (ii) each named executive officer in the “2019 Summary Compensation Table,” (iii) all of our current directors and executive officers as a group, and (iv) all persons who we know are the beneficial owners of five percent or more of Roper common stock. Except as noted below, the address of each person in the table is c/o Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

Name of Beneficial Owner	Beneficial Ownership of Common Stock(1)(2)		Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	15,537,130	(3)	14.9%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	8,842,539	(4)	8.5%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	7,119,312	(5)	6.8%

Shellye L. Archambeau	4,190		*	*

Amy Woods Brinkley	14,440		*	*

Jason Conley	1166,795		*	*

John F. Fort III	18,490	(6)	*	*

L. Neil Hunn	407,214		*	*

Robert D. Johnson	7,140		*	*

Robert E. Knowling, Jr.	11,978		*	*

Wilbur J. Prezzano	19,440		*	*

Laura G. Thatcher	14,940		*	*

Richard F. Wallman	54,905	(7)	*	*

Christopher Wright	54,644		*	*

Robert C. Crisci	100,768		*	*

John K. Stipancich	57,544		*	*

All current directors and executive officers as a group (13 individuals)	899,283		*	*%
**	Less than 1%.

(1)

Includes the following shares that could be acquired on or before May 30, 2020 upon exercise of stock options issued under Company plans as follows: Mr. Conley (40,500), Mr. Hunn (185,000), Mr. Crisci (60,500), Mr. Stipancich (23,500), and all current directors and executive officers as a group (309,500). Holders do not have voting or investment power over unexercised option shares.

(2)

Includes the following shares of unvested restricted stock held by named executives officers over which they have sole voting power but no investment power: Mr. Conley (17,315), Mr. Hunn (147,636), Mr. Crisci (38,023), and Mr. Stipancich (24,614). The total for all current directors and executive officers as a group is (227,588).

22	Roper Technologies, Inc. 2020 Proxy Statement

BENEFICIAL OWNERSHIP (CONTINUED)

(3)

Based on information reported on Schedule 13G/A filed with the SEC on February 14, 2020, as of December 31, 2019, T. Rowe Price Associates, Inc. beneficially owned 15,537,130 shares of Roper common stock with sole voting power over 5,198,885 shares and sole dispositive power over all of the shares.

(4)

Based on information reported on Schedule 13G filed with the SEC on February 12, 2020, as of December 31, 2019, The Vanguard Group (“Vanguard”) beneficially owned 8,842,539 shares of Roper common stock with sole voting power over 154,097 shares, shared voting power over 29,148 shares, sole dispositive power over 8,667,844 shares, and shared dispositive power over 174,695 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 118,395 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 90,290 shares.

(5)

Based on information reported on Schedule 13G/A filed with the SEC on February 6, 2020, as of December 31, 2019, BlackRock, Inc. (and certain of its subsidiaries) beneficially owned 7,119,312 shares of Roper common stock with sole voting power over 5,867,129 shares and sole dispositive power over 7,119,312 shares.

(6)	Includes 250 shares held by a trust of which Mr. Fort is a trustee and 300 shares held by Mr. Fort’s spouse.

(7)	Includes 500 shares held in an IRA account by Mr. Wallman’s spouse.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and greater than 10% shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% shareholders were complied with, except for the following inadvertent late reports: one report relating to two transactions by Robert Crisci and one report relating to one transaction by Christopher Wright.

Roper Technologies, Inc. 2020 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for our CEO and other executive officers included in the Summary Compensation Table and referred to in this CD&A as “named executive officers.” Our named executive officers for 2019 are:

•	L. Neil Hunn, President and Chief Executive Officer;
•	Robert C. Crisci, Executive Vice President and Chief Financial Officer;
•	John K. Stipancich, Executive Vice President, General Counsel and Corporate Secretary; and
•	Jason Conley, Vice President, Controller.

CREATING SHAREHOLDER VALUE

The creation of shareholder value is the foundation and driver of our executive compensation program. The compensation of our executive officers is closely aligned with the long-term interests of our shareholders.

Superior Returns for Roper Shareholders¹

Roper is proud of its long track record of superior returns for its shareholders. Roper has significantly outperformed the S&P 500 over the past 1, 3, 5, 10 and 15 years.

Period	Compound Annual Shareholder Return		Total Shareholder Return (TSR)
	Roper	S&P 500	Roper	S&P 500
1-Year	33.7%	31.5%	33.7%	31.5%
3-Years	25.4%	15.3%	97.0%	53.2%
5-Years	18.5%	11.7%	133.7%	73.9%
10-Years	21.8%	13.6%	618.0%	256.7%
15-Years	18.5%	9.0%	1174.0%	264.2%

24	Roper Technologies, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

As outlined in the graph below, $100 invested in Roper at the end of 2001 would have yielded an investor $1,603 as of December 31, 2019, compared to only $405 for the same investment in the S&P 500.

¹	All periods ending December 31 of the referenced year.

Excellent 2019 Performance for Roper

2019 was another excellent year for Roper, with notable increases in revenue, net earnings, EBITDA, EBITDA margin and cash flow. Our strategic focus on asset-light, diversified technology businesses and our ability to generate and compound cash flow delivered another year of outperformance.

•	Annual shareholder return of 33.7% versus S&P 500 return of 31.5%; Three-year compounded return of 25.4% versus S&P 500 return of 15.3%

•	GAAP revenue increased 3% to $5.38 billion with organic revenue growth of 3%

•	GAAP gross margin increased 70 basis points to 63.9%

•	Adjusted EBITDA increased 6.6% to $1.93 billion and adjusted EBITDA margin increased 110 basis points to 35.8%(1)

•	Adjusted operating cash flow increased 5% to $1.50 billion and adjusted free cash flow increased 5% to $1.44 billion

•	Deployed $2.4 billion toward high quality software acquisitions in 2019 while also divesting our Scientific Imaging and Gatan businesses for $1.2 billion.

•	Annual dividend increased by 11%, increasing for the 27th consecutive year

(1)

This financial information is presented on an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations”.

Roper Technologies, Inc. 2020 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Simple Strategy Drives Powerful Value Creation

Roper has a simple and successful business model that is unique among application software and multi-industry diversified companies. We operate high-margin, high cash-generating, asset-light businesses across a wide range of diverse end-markets. Our high-performing businesses generate excess free cash flow that our executive team deploys to acquire more high-performing businesses. This creates a “compounding effect” for cash flow that drives long-term value creation. Our free cash flow has increased from $337 million in 2009 to $1.44 billion in 2019, a compound annual growth rate of 16%, driven by our combination of outstanding business performance and value-creating capital deployment.

Roper Annual Free Cash Flow and Operating Cash Flow (millions)

Note: Free Cash Flow = Cash from Operations less Capital Expenditures less Capitalized Software Expenditures.

*Amounts provided for fiscal year 2019 are adjusted for cash taxes of $39 million related to the sale of the Scientific Imaging businesses.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Market Capitalization Growth

Roper’s market capitalization has increased more than $31 billion since January 2010.*

*	Chart reflects ending period as December 31, 2019.

Key Metric: Cash Return on Investment

In addition to cash flow, Cash Return on Investment (“CRI”) is the key operating metric Roper uses to measure the performance and value of its operating businesses and potential acquisitions. CRI is a measure of the quality of the cash flow of a business. Our business leaders and Board of Directors focus on cash flow growth and disciplined investments.

•	CRI is highly correlated to shareholder value creation and we believe our strategy of improving CRI has been a key driver of our long-term performance.

•	Our CRI discipline, as applied throughout the organization, allows Roper to focus our investment on areas that will increase shareholder value, drive cash flow growth, and minimize physical assets.

•

Through a combination of internal improvements and disciplined capital deployment, Roper has increased CRI dramatically over the past 17 years, a key driver of our strong shareholder returns over the period.

Roper Technologies, Inc. 2020 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Acquisition-Focused Capital Deployment

We deploy the majority of our free cash flow toward acquisitions to generate long-term growth and create long-term shareholder value. Unlike most other large corporations, we do not have a separate corporate development or merger-and-acquisition team. Instead, our CEO and other top executives are responsible for the disciplined deployment of capital through acquisitions.

OVERVIEW OF OUR COMPENSATION PROGRAM

Consideration of Say-on-Pay Vote

Since Say-on-Pay started in 2011, Roper has received an average of 92% support for its executive compensation program. At the 2019 Annual Meeting of Shareholders, 97% of the votes cast were in favor of the advisory vote to approve our named executive officer compensation. This level of support is high relative to peers, and is consistent with the prior years’ support of 95% in 2018, 95% in 2017 and 96% in 2016. The Compensation Committee believes the Say-on-Pay vote reflects the strong support of our shareholders for our long-standing pay-for-performance philosophy and approach of integrating executive compensation with our value creation model as well as for recent changes to our executive compensation program.

Taking into consideration input from shareholders, the Say-on-Pay vote, external developments, and internal considerations, Roper has undertaken many changes over the past several years to our executive compensation program to ensure it remains closely aligned with the long-term interests of our shareholders:

•	100% of restricted shares are performance-based, with all vesting contingent upon meeting multi-year EBITDA and relative operating cash flow margin performance requirements.

•	Only stock options, which are inherently performance-based, vest by continued service alone.

•	A three-year cumulative performance goal must be met for full vesting of restricted shares (versus a one-year goal for each year previously).

•	Annual vesting of equity awards (one-third per year over three years) was eliminated.

•	CEO equity awards may vest only at the end of a three-year period.

•	Equity awards for other named executive officers may vest 50% after the second year and 50% after the third year.

•	Dividends on executive officers’ restricted shares are not paid until the shares are earned, and are forfeited if shares are not earned.

•	EBITDA performance for full vesting of restricted shares was increased in 2019 by 8.7% to $5.0 billion.

•

Starting in 2017, the operating cash flow less capital expenditures and capitalized software (measured as a percentage of revenue) was changed from an internal goal to relative performance against an external benchmark with 50th percentile performance required for any portion of the restricted shares to vest and 75th percentile performance required for full vesting.

•

Transitioned from the practice of granting a fixed number of equity awards to a dollar value-based approach for both non-employee directors and executive officers as a result of the superior performance of the Company’s stock price and to align with market practice.

•	95% of our CEO’s compensation is subject to performance risk and tied to financial results and stock price.

•

In light of the transformation of our business portfolio, Standard & Poor’s changed our Global Industry Classification System (GICS) industry code in 2014. We may request another change to a more appropriate GICS industry code to reflect our significant growth in software.

•	Based on the results of the advisory vote at the 2017 Annual Meeting of Shareholders to approve the frequency of the Say-on-Pay vote, the Say-on-Pay vote will continue to be every year.

28	Roper Technologies, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Checklist of Compensation Practices

Consistent with shareholder interests and market best practices, positive features of our executive compensation program include the following:

WHAT WE DO
•	Substantially all compensation for named executive officers is tied to performance.

•	Performance vesting requirements apply to 100% of restricted stock awards (no time vesting alone).

•	CEO long-term cash bonus based on five-year results to reinforce a long-term planning horizon and sustainable growth.

•	Cash bonuses are capped and performance-based restricted stock awards limited to 100% of target (risk mitigation features).

•	Robust share ownership and retention guidelines.

•	“Clawback” policy to recoup erroneously paid compensation.

•	Risk assessment review as part of risk mitigation process.

•	Independent compensation consultant retained by the Compensation Committee.

•	Limited perquisites and other benefits.

WHAT WE DON’T DO
•	No payment of dividends on performance-based restricted stock awards until earned.

•	No defined-benefit pension plan or SERPs for named executive officers (only 401(k) plan on the same terms as other eligible employees and voluntary deferral of cash compensation).

•	No “single trigger” equity vesting upon change-in-control.

•	Severance pay is very limited, as is the use of employment agreements.

•	No hedging or pledging of Company stock is permitted.

•	No excise tax gross-ups on change-in-control payments.

•	No re-pricing of underwater stock options or cash buy-outs without shareholder approval.

•	No granting of stock options with an exercise price less than fair market value at grant.

Objectives of our Compensation Program

Our compensation program for named executive officers reflects our business needs and challenges in creating shareholder value and is designed to:

•	Drive performance for the benefit of shareholders.

•	Emphasize equity compensation to align named executive officers’ interests with those of shareholders.

•

Provide compensation levels competitive with publicly traded companies and private equity firms. This enables us to recruit and retain seasoned leadership capable of effectively deploying capital, while driving and managing a diversified technology company.

•	Maintain flexibility to adjust to changing business needs in a fast-paced business environment.

•	Simplify compensation design to promote transparency and facilitate ease of administration and communication.

•	Solicit and consider the views of our shareholders.

•	Adhere to the highest legal, governance, and ethical standards.

Roper Technologies, Inc. 2020 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ELEMENTS OF COMPENSATION

Our executive compensation program consists of several elements, each with an objective that fits into our overall program to provide an integrated and competitive total pay package.

Long-Term Stock Incentives

Equity compensation is the largest and most important form of pay for our named executive officers as it achieves many of our key compensation objectives:

•	Tie pay to performance by linking compensation to shareholder value creation and achievement of pre-established and objective performance criteria.

•	Align named executive officers’ interests with those of shareholders while reinforcing a long-term planning horizon.

•	Attract named executive officers, particularly those interested in building long-term value for shareholders.

•	Retain named executive officers and reward continued service by ensuring the forfeiture of awards prior to satisfaction of multi-year service requirements.

The Company’s historical approach to granting equity awards was to grant a constant number of awards, thereby directly linking the percentage increase in the value of the equity awards to the percentage increase in Roper’s stock price at the time of grant. However, in light of the significant increase in Roper’s stock price over the years, as well as a review of prevailing market practice, the Committee has transitioned from this “constant share” approach to a value-based practice of granting equity awards. To determine the appropriate value, the Committee considers the compensation practices of its peers as well as an executive’s individual performance and relative responsibilities.

We use two types of equity awards:

Stock Options

The exercise price of stock options is set at the market closing price of our stock on the date of grant which provides an incentive to grow shareholder value and requires continued service over multiple years to realize any gains. For the CEO, stock options vest on the third anniversary of the grant date. For the other named executive officers, stock options vest in equal installments on the second and third anniversaries of the grant date.

Performance-Based Restricted Stock

In addition to continued service, the vesting of restricted shares is 100% contingent on the Company attaining specific, pre-established and objective performance goals, as specified by the Compensation Committee. Dividends are withheld and paid only to the extent the shares are actually earned by performance. Performance-based restricted stock is intended to encourage the retention of named executive officers, provide a continuing incentive to increase shareholder value, and further align named executive officers’ interests with shareholder interests.

We use two types of cash payments:

Cash Incentives

Cash incentives support the achievement of our business strategies by tying a portion of compensation to the achievement of established financial objectives and assist in attracting named executive officers due to their market prevalence. Cash incentives are capped to avoid an excessive short-term focus and potentially excessive risk-taking. Annual cash incentives for named executive officers, including our CEO, are tied to annual performance. Our CEO’s long-term cash incentive award is tied to cumulative financial performance over a five year period.

Base Salary

Base salary is fixed cash compensation that reflects level and scope of responsibility, experience and skills as well as market practices. The Compensation Committee reviews each named executive officer’s base salary annually as well as in connection with a promotion or other change in responsibilities. Salary adjustments are usually effective as of January 1.

30	Roper Technologies, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Other Pay Elements

As Roper has largely avoided perquisites, supplemental pensions, and other compensation not tied to performance, the other items summarized below represent only a small portion of named executive officers’ total compensation.

Retirement Benefits

•

Named executive officers may participate under the same terms as other eligible employees in a 401(k) plan that provides matching contributions capped at 7.5% of cash compensation, subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

•

To provide financial planning flexibility, we maintain a Non-Qualified Retirement Plan, under which named executive officers may elect to defer cash compensation. This plan is intended to provide deferred compensation benefits that would have been earned under the tax-qualified 401(k) plan but for certain limitations imposed by the Code. For more information on this plan, see the “Executive Compensation—2019 Non-Qualified Deferred Compensation” section below.

Perquisites and Other Benefits

Perquisites and other non-cash benefits offered to named executive officers are limited to an automobile allowance, financial planning assistance (for Mr. Hunn) and periodic physicals. Club memberships are permitted when they have a business purpose.

Severance and Change in Control Provisions

We have letter agreements only with Messrs. Hunn and Stipancich. These arrangements provide severance benefits in the event of termination of employment under certain circumstances, including a change in control. For a description of these agreements and payments under various termination scenarios, see the “Executive Compensation—Potential Payments upon Termination or Change in Control” section below.

Double Trigger Equity Vesting

In regard to equity awards, we use a “double trigger” approach to vesting upon a change in control, rather than providing for vesting solely upon a change in control (“single trigger”), because we believe it provides adequate protection and reduces potential costs for a possible acquirer of the Company. See the “Executive Compensation—Potential Payments upon Termination or Change in Control” section below for additional detail.

No Tax Gross-Ups

A named executive officer may be subject to excise taxes on benefits received in relation to a change in control of the Company. We do not provide excise-tax gross-ups to named executive officers (which would place the named executive officer in the same tax position if the excise tax did not apply).

Roper Technologies, Inc. 2020 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Mix of Total Compensation

Compensation for our named executive officers encourages a long-term focus and closely aligns with shareholder interests.

•	For 2019, the total direct compensation at target that was at risk and tied to stock price and performance objectives was 95% for the CEO, and 88% on average for other executive officers.

2019 Total Direct Compensation Mix

COMPENSATION PROCESS

Compensation Committee Oversight

The Compensation Committee oversees our executive compensation programs to appropriately compensate named executive officers, motivate named executive officers to achieve our business objectives, and align our named executive officers’ interests with the long-term interests of our shareholders. The committee reviews each element of compensation for each named executive officer and determines any adjustments to compensation structure and levels in light of various considerations, including:

•	The scope of the named executive officer’s responsibilities, performance and experience as well as competitive compensation levels.

•	Our financial results against prior periods.

•	The structure of our compensation programs relative to sound risk management, as discussed with management.

•	The results of the advisory shareholder vote on the compensation of our named executive officers and input from shareholders.

•	Competitive pressures from private equity and capital deployment companies, as well as market practices and external developments generally.

•	The utilization of a compensation consultant who provides extensive external benchmarking of named executive officer compensation of industry peer group companies for comparison purposes.

The Compensation Committee has maintained a simple program that drives long-term performance and superior value creation for shareholders enabling Roper to attract, retain, and motivate an outstanding leadership team.

32	Roper Technologies, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Consultant

In September 2019, the Compensation Committee, as part of an effort to bring a fresh perspective to its’ compensation practices retained the services of Compensia (the “Consultant”) to closely monitor developments and trends in executive compensation and to provide recommendations for appropriate adjustments to the Company’s compensation program, policies, and practices in line with the Company’s business and talent strategies and investor expectations. The Committee’s prior independent compensation consultant was F.W. Cook.

•

The Consultant is independent, reports directly to the Chair of the Compensation Committee and has never performed other work for the Company. The Compensation Committee determined that its engagement of the Consultant did not raise any conflicts of interest.

•

The Consultant attends all meetings of the Compensation Committee where evaluations of the effectiveness of overall executive compensation programs are conducted or where compensation for named executive officers is analyzed or approved.

•	The Chair of the Compensation Committee meets with the Consultant in advance of committee meetings and confers via telephone with the Consultant between meetings.

•

The Consultant assists in gathering and analyzing market data on compensation levels and provides expert knowledge of marketplace trends and best practices relating to competitive pay levels as well as developments in regulatory and technical matters.

The Compensation Committee has considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to the work performed by each of Compensia and F.W. Cook. Based on this review, the Compensation Committee has determined that both Compensia and F.W. Cook are independent of the Company and its management, and did not identify any conflict of interest.

Role of Our Named Executive Officers

While the Compensation Committee is ultimately responsible for making all compensation decisions affecting our named executive officers, our CEO participates in the process because of his close day-to-day association with the other named executive officers and his knowledge of the Company’s diverse business operations.

•

Our CEO discusses with the Compensation Committee the performance of the Company and of each named executive officer, including himself. The CEO also discusses with the committee the performance of key executives reporting to his direct reports.

•

The CEO makes recommendations on the components of compensation for the named executive officers, other than himself, but does not participate in the portion of the committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation.

Our Chief Financial Officer and Vice President and Controller also assist the Compensation Committee as an information resource in regard to metrics related to incentive compensation. The other named executive officers provide support to the committee, as needed, in regard to their respective technical areas of expertise.

Market Benchmarking

Market pay levels and practices, including those of a self-selected peer group, are one of many factors the Compensation Committee considers in making compensation decisions.

Purpose

•

We benchmark to provide an external frame of reference on range and reasonableness of compensation levels and practices. Market information is used as a data point in decision-making, and not as a primary factor.

Challenges

•

Our high-margin, high-cash generating, asset-light business model and diversified end-markets make it challenging to select peers using traditional criteria, such as revenue, industry codes or competitors. Roper’s operating businesses have peers that can

Roper Technologies, Inc. 2020 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

be assigned by industry, but at the enterprise level Roper has no peers that match our diverse set of businesses and unique operating model. Given our valuation relative to revenue, using only revenue in measuring Roper’s size understates the relative market value of Roper and is therefore a poor indicator.

Private Equity

•	Given the capital deployment responsibilities of our named executive officers and the private equity-like nature of our business, we consider the compensation levels and practices used by private equity firms that offer comprehensive programs, which often include co-investment and leveraged carried-interest opportunities more akin to Roper’s operating model. However, we do not allow our named executive officers to co-invest in Company investments, nor do they benefit from carried-interest tax treatment. Our compensation practices often compete with private equity opportunities when recruiting and retaining talented professionals who possess expertise in both operations and capital deployment.

2019 Peer Group

Our self-selected peer group reflects our continued strong growth, sustained value creation, continuing expansion into software and technology-driven businesses, market valuation relative to revenues and gross investment, and intense competition with private equity for talent and investment opportunities. Roper’s decision and subsequent transformation to focus on software has changed the performance of the company significantly. Today, over 50% of Roper’s EBITDA is derived from our software assets. All of these facts make it continually difficult to select appropriate peers. The peer companies are listed below along with various size indicators.

Company	Ticker	Market Capitalization(1) ($ millions)	Enterprise Value(1) ($ millions)	Revenue(2) ($ millions)	Net Income(2) ($ millions)	Global Industry Classification Standard (GICS) Sub-Industry
TransDigm Group Incorporated	TDG	$29,987	$44,226	$6,866	$624	Aerospace & Defense
Adobe Inc.	ADBE	$159,654	$159,042	$11,131	$2,951	Application Software
salesforce.com, inc.	CRM	$144,262	$144,063	$15,850	$736	Application Software
Intuit Inc.	INTU	$68,182	$66,702	$6,933	$1,580	Application Software
Citrix Systems, Inc.	CTXS	$14,441	$14,875	$3,011	$682	Application Software
KKR & Co. Inc. Class A	KKR	$16,057	$60,744	$5,553	$2,005	Asset Management and Custody Banks
Blackstone Group L.P.	BX	$36,884	$83,710	$5,660	$1,556	Asset Management and Custody Banks
Motorola Solutions, Inc.	MSI	$27,609	$32,832	$7,765	$1,048	Communications Equipment
Zimmer Biomet Holdings, Inc.	ZBH	$30,787	$38,303	$7,982	$1,132	Health Care Equipment
Waters Corporation	WAT	$15,055	$17,145	$2,407	$592	Life Sciences Tools & Services
VMware, Inc. Class A	VMW	$16,683	$65,753	$9,752	$6,554	Systems Software
Median		$29,987	$60,744	$6,933	$1,132
Roper	ROP	$36,860	$41,370	$5,367	$1,768	Industrial Conglomerates

Source: FactSet

(1)	As of 12/31/19
(2)	Last four quarters available as of 12/31/19

Relative Performance Comparisons Caveat

Long-Term Measurement Period Needed

Due to Roper’s consistently strong performance, business transformation and GICS code change, and short-term stock price movements, comparing other companies’ performance to that of Roper can generate misleading or distorted results. As a result, we believe a long-term performance period most accurately portrays Roper’s relative performance.

34	Roper Technologies, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Over shorter periods, performance comparisons can be skewed by the easier performance baselines of peer companies that, unlike Roper, have experienced periods of historical underperformance and benefit from a “bounce back” from a lower starting point.

CEO Compensation

The Compensation Committee considers many factors in determining the compensation of Roper’s CEO, and believes the compensation for the position is reasonable, appropriate, and aligned with shareholders’ best interests.

Broad Responsibilities and Effective Leadership

Mr. Hunn joined Roper in 2011, and worked closely with our prior CEO and President, Mr. Brian D. Jellison, to contribute to the capital deployment process under which Roper has invested billions of dollars in acquisitions that have successfully created sustained superior returns for shareholders. He also played an increasingly important role in supporting Mr. Jellison’s efforts to develop and enhance our highly successful business strategy and in playing a leading role for most acquisitions during this time. As the Company’s first Chief Operating Officer, he was responsible for driving results at the individual business level while also playing a key role in building the sustainable high-performance and entrepreneurial culture at Roper. Following his appointment as CEO and President in September 2018, Mr. Hunn has led the Company’s capital deployment efforts.

Outstanding Performance and Value Creation

Beginning in 2003, Roper has undergone a business transformation with increasing returns on cash investment and margins, providing a platform for continued growth and future value creation for shareholders. Mr. Hunn made significant contributions to this effort since joining the Company. During Mr. Hunn’s eight years with the Company, including time as our Chief Operating Officer, Roper’s shareholders have earned a 22.6% compound annual return and a total shareholder return of 451%, approximately 1.9 times the S&P 500’s total shareholder return of 237% over the same period.

Alignment with Shareholder Value Creation

Mr. Hunn’s compensation is closely tied to the performance of the Company. In 2019, approximately 84% of his total direct compensation was tied to equity awards. This tight alignment between compensation and share price creates a strong incentive to profitably grow the enterprise. In light of Mr. Hunn’s role in creating and sustaining a significant increase in shareholder value, the Committee also determined to provide Mr. Hunn with a long-term cash incentive in order to incentivize continued and sustainable growth over the long term. For additional information on the long-term cash incentive see “CEO Long-Term Cash Incentive” below.

External Comparisons

Compensation for Roper’s CEO is within the range for Roper’s self-selected peers and high-performing chief executive officers of publicly traded corporations. Among private equity firms, compensation for Roper’s CEO is below levels that would be expected for commensurate levels of performance. Further, compensation for our CEO has been reasonable relative to the incremental value created for shareholders (“sharing ratio”) as measured against Roper’s self-selected peers. In reviewing Mr. Hunn’s compensation in early 2019, the Committee noted his compensation compared to similarly situated CEOs, and in light of his performance as well as prospects for continued growth and longer term success under Mr. Hunn’s leadership, the Committee decided to increase his salary 11% to $1,000,000 and maintain his annual bonus opportunity at 200% of his base salary and not increase his equity incentive levels.

Internal Pay Equity

The Compensation Committee considers the scope of responsibilities, experience, and performance of our executive officers and believes all executive officers are appropriately compensated from an internal pay equity perspective. Specific considerations in regard to the CEO’s compensation include the breadth of his responsibilities and his leadership role in developing and executing Roper’s business strategy. Consistent with Roper’s lean organization, we made a conscious decision to not have many traditional corporate staff positions and levels. In addition to low corporate overhead, Roper’s decentralized model results in operating business leaders who are highly compensated but are not named executive officers. In addition to rigorous executive development programs for key employees who may become executive officers, the committee monitors compensation of other key Company leaders against external and internal standards. This supports

Roper Technologies, Inc. 2020 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

our succession planning process and ensures its continuing effectiveness, as evidenced by the Company’s performance since Mr. Hunn’s succession of Mr. Jellison as President and CEO in September 2018.

Equity Grants

The Compensation Committee grants awards of performance-based restricted stock and stock options to named executive officers under the Company’s 2016 Incentive Plan at the first regularly scheduled committee meeting each year. The exercise price for stock options is the closing price of Roper common stock on the date of grant. From time to time the Compensation Committee may grant additional awards in connection with promotions or increased responsibilities as well as to newly hired employees.

ANALYSIS OF 2019 COMPENSATION

This section discusses compensation actions taken in 2019 for our named executive officers, as reported in the “Executive Compensation” section below.

Base Salary

In 2019, the Compensation Committee increased the salaries of our named executive officers to reflect market practice and continued superior performance: Mr. Hunn from $900,000 to $1,000,000, Mr. Conley from $480,000 to $540,000, Mr. Crisci from $600,000 to $635,000, and Mr. Stipancich from $680,000 to $695,000.

Annual Cash Incentive

Incentive Opportunities

Annual cash incentive opportunities for 2019 for participating named executive officers, expressed as a percentage of base salary at year-end were established as follows: Mr. Hunn (200%), Mr. Crisci (125%), Mr. Conley (100%) and Mr. Stipancich (125%). Opportunities are reflective of market practice, and Mr. Stipancich was increased as a result of his performance as well as the succession planning process. Our annual incentive bonuses are capped at the percentages above in the interest of risk mitigation and avoidance of a short-term focus to decision-making.

Funding Schedule

Similar to prior years, the annual cash incentive was determined based on the growth in adjusted net earnings. The 2019 adjusted net earnings were required to reach at least $1.200 billion (2018 adjusted net earnings) for any bonus to be earned. At $1.200 billion of adjusted net earnings, 35% of the full bonus opportunity would be earned. If adjusted net earnings increased 12% to $1.344 billion, then 100% of the full bonus amount would be earned. If between $1.200 billion and $1.344 billion, the percentage of the bonus opportunity earned would be determined through straight-line interpolation, as shown in the chart below. For 2019, the adjusted net earnings before taxes for the Company exceeded 112% of the prior year; accordingly, the Compensation Committee approved payment of 100% of the bonus opportunity. The performance bonuses to our named executive officers for 2019 are shown in the 2019 Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column.

For fiscal 2018, the performance metric for the annual cash incentive was adjusted net earnings before taxes, as the Committee wanted to eliminate the potential windfall to executives resulting from the Tax Cuts and Jobs Act of 2017. In 2019, the Committee elected to use adjusted net earnings as the relevant performance metric.

36	Roper Technologies, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2019 Annual Cash Incentive Schedule

Adjusted net earnings before taxes is net earnings increased or reduced to eliminate the effects of extraordinary items, accounting changes, income-related taxes, discontinued operations, restructuring of debt obligations, asset dispositions, asset write-downs or impairment charges, acquisition-related expenses, acquisition-related intangible amortization, impact of GAAP adjustments to acquired deferred revenue, litigation expenses and settlements, reorganization and restructuring programs, and non-recurring or special items (as discussed in the Company’s quarterly earnings releases).

CEO Long-Term Cash Incentive

2019-23 Incentive Opportunity

In 2019, the Committee provided Mr. Hunn with a long-term cash incentive award to emphasize the importance of long-term sustained earnings. The Committee established a five- year performance period commencing January 1, 2019 and concluding December 31, 2023. The maximum amount that may be earned at the end of the five-year period is $18.6 million. The Company’s cumulative adjusted EBITDA over the five-year performance period is required to reach at least $10.325 billion for any portion of the award to be earned. If cumulative adjusted EBITDA is $10.325 billion, then the amount to be awarded will be $6.512 million.1 If the cumulative adjusted

EBITDA reaches $11.781 billion, then the full award, $18.6 million, will be earned. If between $10.325 billion and $11.781 billion, the percentage of the long-term incentive opportunity earned will be determined through straight-line interpolation, as shown in the chart below. The cumulative adjusted EBITDA target is subject to adjustment on an annual basis to reflect the impact of material acquisitions and divestitures.

[1]	To the extent Mr. Hunn elects not to defer payment of the incentive amount or is unable to defer such amount, the incentive amount that is not deferred shall be increased by 7.5%.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO 2019-23 Long-Term Cash Incentive Schedule

Adjusted EBITDA is earnings before interest, income-related taxes, depreciation and amortization, increased or reduced to eliminate the effects of extraordinary items, discontinued operations, restructuring of debt obligations, asset dispositions, asset write-downs or impairment charges, acquisition-related expenses, litigation expenses and settlements, reorganization and restructuring programs, and non-recurring or special items (as discussed in the Company’s quarterly earnings releases).

Long-Term Stock Incentives

In 2019, we awarded stock options and performance-based restricted stock to our CEO and our other named executive officers. The number of stock options awarded to Messrs. Hunn, Crisci and Stipancich, 60,000, 25,000 and 15,000, respectively, remained unchanged from the prior year. With respect to performance-based restricted stock, Mr. Hunn received 45,000 restricted shares, unchanged from the prior year. In light of their contributions to the continued superior performance of the Company, the number of performance-based restricted shares awarded to Mr. Crisci increased from 12,000 to 14,000, or 16.6%; and to Mr. Stipancich from 7,500 to 8,250, or 10%. In 2019, following his increase in responsibilities, Mr. Conley’s received 14,300 stock options and the number of performance-based restricted shares awarded to Mr. Conley increased from 5,000 to 8,200, or 39%. These awards are shown in the 2019 Grants of Plan-Based Awards table.

•	The CEO’s 2019 stock options vest on the third anniversary of the date of grant and his performance-based restricted stock may only vest at the end of a three-year performance period.

•	2019 equity awards to other named executive officers vest 50% after year 2 and 50% after year 3.

•	Vesting of restricted shares is 100% performance-based (none vest by time alone).

•

For 50% of the 2019 restricted stock awards to vest, $5.0 billion in adjusted EBITDA (as defined above for adjusted net earnings with the exclusion of the following: expenses, interest, taxes, depreciation, and non-acquisition related amortization) must be achieved over the three-year performance period, and no portion of the award will vest if the Company fails to achieve $4.6 billion in adjusted EBITDA. Except for the CEO’s awards, which vest only at the end of the performance period, up to 50% of the EBITDA portion can be earned at the end of year 2 provided that the pro-rated adjusted EBITDA target is satisfied.

•

For the other 50% of the 2019 restricted stock awards to vest, operating cash flow less capital expenditures and capitalized software (as a percentage of net revenue) must be at the 75th percentile of the S&P 500 (excluding finance, real estate, and utilities) and no portion of the award will vest if the Company fails to reach at least the 50th percentile. Except for the CEO’s awards, which vest only at the end of the performance period, up to 50% of the cash flow portion can be earned at the end of year 2.

38	Roper Technologies, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ADDITIONAL INFORMATION ABOUT OUR PROGRAM

Other arrangements and considerations important to a shareholder’s understanding of our overall executive compensation program are described below.

Share Ownership and Retention Guidelines

We believe named executive officers should have a significant equity interest in the Company. To promote equity ownership and further align the interests of named executive officers with shareholders, we adopted share ownership and retention guidelines for our named executive officers. The guidelines vary based upon the named executive officer’s position and are expressed as a number of shares which, as shown below, result in guidelines higher than market norms. All named executive officers are in compliance with our ownership requirements and hold shares well in excess of the applicable guidelines.

Position	Guideline Number of Shares*	Guideline Market Value at Year-End Close**	Salary	Guideline Multiple of Salary
Current CEO	100,000	$35,423,000	$1,000,000	35.4x
Average of Other Named Executive Officers	12,000	$4,250,760	$623,333	6.8x
*	Includes vested and unvested.

**	Based on closing market price of our common stock on December 31, 2019 of $354.23 per share.

Until the ownership requirements are met, a named executive officer must retain 100% of any applicable shares received (on a net after tax basis) under our equity compensation program.

Anti-Hedging and Anti-Pledging Policy

We prohibit our named executive officers and directors from engaging in transactions involving derivative instruments with respect to Company securities, and other securities immediately convertible or exchangeable into Company securities, and from pledging shares of Company common stock.

“Clawback” Policy

In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Board will review the facts and circumstances that led to the requirement for the restatement and will take such actions, including clawback, as it deems necessary or appropriate. The Board will consider whether any named executive officer received cash or equity compensation based on the original financial statements because it appeared financial performance targets had been met, when in fact such targets were not achieved based on the restatement. The Board will also consider the accountability of any named executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Regulatory Considerations

Effective for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act changed certain aspects of executive compensation, including elimination of a Company’s ability to deduct “performance-based” compensation in excess of $1 million to named executive officers. We will continue to consider tax implications in making compensation decisions and, when believed to be in the best long-term interests of our shareholders, we may provide compensation that is not fully deductible.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including Section 409A of the Code regarding non-qualified deferred compensation and Section 280G of the Code regarding compensation pursuant to a change in control. We also consider how various elements of compensation will impact our financial results. For example, ASC Topic 718, the accounting standard that determines the cost to be recognized for equity awards, is considered when awarding stock options and restricted stock awards.

Roper Technologies, Inc. 2020 Proxy Statement	39

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, Ms. Thatcher and Messrs. Knowling, Johnson and Prezzano served on the Compensation Committee. No member of the Compensation Committee was, during 2019, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). During 2019, none of the Company’s executive officers served on either the board of directors or the compensation committee of any other entity, any officers of which served on either the Board of Directors or the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Laura G. Thatcher, Chairman

Robert D. Johnson

Wilbur J. Prezzano

40	Roper Technologies, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation paid to our principal executive officer, our principal financial officer, and our other executive officers for the fiscal year ended December 31, 2019. In this section, we refer to the individuals in the 2019 Summary Compensation Table as our “named executive officers.”

2019 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(1)(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)

L. Neil Hunn	2019	1,000,000	12,163,500	3,396,474	2,000,000	-	252,440	18,812,414
President and Chief	2018	900,000	12,406,050	3,241,404	1,800,000	-	190,913	18,538,367
Executive Officer	2017	800,000	8,343,900	1,412,348	1,200,000	-	119,625	11,875,873

Robert C. Crisci	2019	635,000	3,784,200	1,415,198	793,750	-	139,901	6,768,049
Executive Vice President	2018	600,000	3,308,280	1,350,585	750,000	-	117,843	6,126,708
and Chief Financial Officer	2017	498,030	2,528,980	850,766	550,000	-	66,792	4,494,568

John K. Stipancich	2019	695,000	2,229,975	849,119	868,750	-	132,000	4,774,843
Executive Vice President,	2018	680,000	2,067,675	810,351	680,000	-	122,450	4,360,476
General Counsel and Corporate Secretary	2017	650,000	1,373,040	512,474	650,000	-	82,243	3,267,757

Jason Conley	2019	540,000	2,216,460	809,493	540,000	-	109,597	4,215,550
Vice President, Controller
(1)	Amounts shown include, as applicable, deferrals to the 401(k) plan and the Non-Qualified Retirement Plan.

(2)

The dollar values shown represent the grant date fair values for restricted stock and option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the grant date fair values of these option awards are set forth in Note 11 to our consolidated financial statements for 2019, which are included in our Annual Report on Form 10-K for the fiscal year ended 2019 filed with the SEC. There is no assurance that these amounts will be realized. The restricted stock awards are all subject to performance-based vesting criteria. The performance-based criteria for awards granted in 2019 are described in the CD&A under “Analysis of 2019 Compensation—Long-Term Stock Incentives,” and the vesting schedule for awards granted in 2019 is set forth in the notes to the 2019 Outstanding Equity Awards at Fiscal Year End table below.

(3)	The amounts in this column reflect payments made pursuant to our cash incentive program, which is described above in the CD&A under “Analysis of 2019 Compensation—Annual Cash Incentive.”

(4)	The Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

(5)

Amounts reported in the “All Other Compensation” column for 2019 include the following items. In respect of any of these items that constitute perquisites, the value shown is the Company’s incremental cost.

Name	Club Memberships ($)	Company Car ($)	Additional Medical Services ($)	Financial Planning ($)	Contributions to Defined Contribution Plans(a) ($)
L. Neil Hunn	10,105	24,000	6,004	1,957	210,375

Robert C. Crisci	5,648	24,000	6,004	-	104,250

John K. Stipancich	-	24,000	4,500	-	103,500

Jason Conley	7,576	19,000	6,146	-	76,875

(a)	Reflects contributions to the Non-Qualified Retirement Plan and the 401(k) plan.

Roper Technologies, Inc. 2020 Proxy Statement	41

EXECUTIVE COMPENSATION (CONTINUED)

2019 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards:# of Securities Underlying Options		Exercise / Base Price of Option Awards ($/Sh)	Grant Date Fair Value(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)

L. Neil Hunn	01/15/2019				45,000	(2)				12,163,500

	01/15/2019						60,000	(3)	270.30	3,396,474

	01/15/2019	700,000	2,000,000	2,000,000

	11/25/2019	6,512,000	18,605,000	18,605,000

Robert C. Crisci	01/15/2019				14,000	(2)				3,784,200

	01/15/2019						25,000	(3)	270.30	1,415,198

	01/15/2019	277,812	793,750	793,750

John K. Stipancich	01/15/2019				8,250	(2)				2,229,975

	01/15/2019						15,000	(3)	270.30	849,119

	01/15/2019	304,062	868,750	868,750

Jason Conley	01/15/2019				8,200	(2)				2,216,460

	01/15/2019						14,300	(3)	270.30	809,493

	01/15/2019	189,000	540,000	540,000
(1)

For an explanation of the material terms, refer to the CD&A section above captioned “Analysis of 2019 Compensation—Annual Cash Incentive and, with respect to Mr. Hunn’s award dated November 25, 2019, “Analysis of 2019 Compensation—CEO Long-Term Cash Incentive.” To the extent Mr. Hunn elects not to defer payment of the Long-Term Cash Incentive amount or is unable to defer such amount, the incentive amount that is not deferred shall be increased by 7.5%. Amounts paid under these programs for 2019 are set forth in the 2019 Summary Compensation Table.

(2)

The performance restricted shares awarded to Mr. Hunn vest in November 2021. The performance restricted shares awarded to Messrs. Crisci, Stipancich and Conley vest in two equal installments in November 2020 and November 2021. All awards are subject to the performance criteria described in the CD&A under “Analysis of 2019 Compensation—Long-Term Stock Incentives.” Dividends on restricted shares will be paid only if the shares are earned by performance.

(3)

The stock options awarded to Mr. Hunn vest in January 2022. The stock options awarded to Messrs. Crisci, Stipancich and Conley vest in two equal installments in January 2021 and 2022. All stock options expire on the tenth anniversary of the grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant.

(4)	The dollar values reflect the grant date fair value of the awards as calculated in accordance with ASC Topic 718.

42	Roper Technologies, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

2019 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2019 for the named executive officers.

Name	Option Awards					Stock Awards
	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
L. Neil Hunn	25,000			115.22	01/17/2023
	30,000			125.68	11/19/2023
	30,000			156.40	11/17/2024
	30,000			185.75	11/17/2025
	20,000	20,000	(2)	185.42	01/19/2027
		60,000	(3)	275.69	01/19/2028
		60,000	(4)	270.30	01/15/2029
								112,500	(7)(11)	39,850,875
Robert C. Crisci	5,000			119.65	04/30/2023
	5,000			134.23	03/11/2024
	8,000			145.75	01/16/2025
	8,000			170.61	03/09/2026
	6,000	6,000	(2)	185.42	01/19/2027
	5,000	5,000	(5)	228.84	06/09/2027
		25,000	(3)	275.69	01/19/2028
		25,000	(6)	270.30	01/15/2029
								27,000	(8)(11)	9,564,210
John K. Stipancich	4,000			169.93	06/22/2026
	6,000	6,000	(5)	228.84	06/09/2027
		15,000	(3)	275.69	01/19/2028
		15,000	(6)	270.30	01/15/2029
								18,000	(9)(11)	6,376,140
Jason Conley	2,500			73.56	01/20/2021
	5,000			93.62	01/18/2022
	5,000			115.32	01/17/2023
	5,000			134.23	03/11/2024
	6,000			165.97	03/11/2025
	6,000			170.61	03/09/2026
	5,000	5,000	(2)	185.42	01/19/2027
		12,000	(3)	275.69	01/19/2028
		14,300	(6)	270.30	01/15/2029
								11,700	(10)(11)	4,144,491
(1)	Calculated by multiplying $354.23, the closing market price of our common stock on December 31, 2019, by the number of restricted shares that have not vested.

(2)	These stock options were granted on January 19, 2017 with unexercisable shares vesting in January 2020.

(3)	These stock options were granted on January 19, 2018 with unexercisable shares vesting in two equal installments in January 2020 and 2021.

(4)	These stock options were granted on January 15, 2019 with unexercisable shares vesting in January 2022.

(5)	These stock options were granted on June 9, 2017 with unexercisable shares vesting in January 2020.

(6)	These stock options were granted on January 15, 2019 with unexercisable shares vesting in two equal installments in January 2021 and 2022.

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EXECUTIVE COMPENSATION (CONTINUED)

(7)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	45,000 shares remaining from 45,000 shares granted on November 17, 2015 and vesting in November 2020;

(II)	22,500 shares remaining from 45,000 shares granted on January 19, 2018 and vesting in November 2020; and

(III)	45,000 shares remaining from 45,000 shares granted on January 15, 2019 and vesting in November 2021.

(8)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	7,000 shares remaining from 7,000 shares granted on June 9, 2017 and vesting in June 2020;

(II)	6,000 shares remaining from 12,000 shares granted on January 19, 2018 and vesting in November 2020; and

(III)	14,000 shares remaining from 14,000 shares granted on January 15, 2019 and vesting in two equal installments in November 2020 and November 2021.

(9)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	6,000 shares remaining from 6,000 shares granted on June 9, 2017 and vesting in June 2020;

(II)	3,750 shares remaining from 7,500 shares granted on January 19, 2018 and vesting in November 2020; and

(III)	8,250 shares remaining from 8,250 shares granted on January 15, 2019 and vesting in two equal installments in November 2020 and November 2021.

(10)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	1,000 shares remaining from 1,000 shares granted on June 9, 2017 and vesting in June 2020;

(II)	2,500 shares remaining from 5,000 shares granted on January 19, 2018 and vesting in November 2020; and

(III)	8,200 shares remaining from 8,200 shares granted on January 15, 2019 and vesting in two equal installments in November 2020 and November 2021.

(11)	For all restricted stock awards granted, the vesting only occurs if the Compensation Committee certifies our Company’s attainment of related performance goals.

44	Roper Technologies, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

2019 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)

L. Neil Hunn	32,000	9,144,436	67,500	21,529,350

Robert C. Crisci			14,500	4,589,600

John K. Stipancich	14,000	2,081,622	7,750	2,728,780

Jason Conley	7,500	1,978,646	7,250	2,323,613

No Pension Benefits

None of our named executive officers participates in a Company-sponsored defined-benefit pension plan.

2019 Non-Qualified Deferred Compensation

Pursuant to our Company’s Non-Qualified Retirement Plan, named executive officers may defer base salary and payments earned under the cash incentive program. Deferral elections are made by eligible executives before the beginning of each year for amounts to be earned in the following year. The executive may invest such amounts in funds that are substantially similar to those available under the 401(k) plan.

The following table sets forth certain information with respect to the Non-Qualified Retirement Plan for our named executive officers during the fiscal year ended December 31, 2019.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

L. Neil Hunn	340,000	189,000	92,394	(394,595)	712,281

Robert C. Crisci	138,500	82,875	122,675		689,583

John K. Stipancich	82,500	82,125	52,198		491,695

Jason Conley	293,400	55,500	165,245	(74,965)	1,180,584
(1)

Amounts reflect participant deferrals under the Non-Qualified Retirement Plan during the fiscal year ended December 31, 2019 and all of these amounts are included in the Summary Compensation Table above in the “Salary” or “Non-Equity Incentive Plan Compensation” column as applicable.

(2)	The amounts are included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

No portion of these earnings was included in the Summary Compensation Table because the Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

Potential Payments upon Termination or Change in Control

The offer letters with Messrs. Hunn and Stipancich provide for certain benefits in the event of the termination of the officer’s employment under certain conditions. The amount of the benefits varies depending on the reason for termination, as explained below. In no event will excise tax gross-ups be paid in regard to a termination of employment related to a change in control.

Roper Technologies, Inc. 2020 Proxy Statement	45

EXECUTIVE COMPENSATION (CONTINUED)

Offer Letters to Messrs. Hunn and Stipancich, and Long-Term Cash Incentive Arrangement with Mr. Hunn

Mr. Hunn. Pursuant to an offer letter dated August 18, 2011, if Mr. Hunn’s employment were to be terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to his then-current annual base salary. In addition, Mr. Hunn is party to a long-term cash incentive arrangement, the material terms of which may be found in the CD&A section above captioned “Analysis of 2019 Compensation—CEO Long-Term Cash Incentive”.

Mr. Stipancich. Pursuant to an offer letter dated June 17, 2016, if Mr. Stipancich’s employment were to be terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to his then-current annual base salary, plus a pro-rated bonus based upon Company performance.

Summary of Termination Payments and Benefits

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he had terminated employment on December 31, 2019 under the circumstances shown. Scenarios for termination for cause, voluntary resignation, and retirement have not been included because, in those circumstances, no severance or other additional payments would be made to named executive officers. Other than with respect to Mr. Hunn’s Long-Term Cash Incentive Award, scenarios for termination due to death or disability have not been included because they do not discriminate in scope, terms or operation in favor of named executive officers compared to the benefits offered to all salaried employees.

46	Roper Technologies, Inc. 2020 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

L. NEIL HUNN

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason		By Company Without Cause	Change in Control(1)

Cash payments	$		$1,000,000	$1,000,000

Payments related to Long-Term Cash Incentive Award(2)		3,721,000	3,721,000	3,721,000

Accelerated Equity Awards(3)(4)
2017 Stock Option Grant		-	-	3,376,200
2018 Stock Option Grant		-	-	4,712,400
2019 Stock Option Grant		-	-	5,035,800
2015 Restricted Stock Grant		-	-	15,940,350
2018 Restricted Stock Grant		-	-	7,970,175
2019 Restricted Stock Grant		-	-	15,940,350

Continued Medical Benefits		-	20,170	20,170

Total		$3,721,000	$4,741,170	$57,716,445

ROBERT C. CRISCI

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$-	$-	$-

Accelerated Equity Awards(3)(4)

2017 Stock Option Grant	-	-	1,639,810

2018 Stock Option Grant	-	-	1,963,500

2019 Stock Option Grant	-	-	2,098,250

2017 Restricted Stock Grant	-	-	2,479,610

2018 Restricted Stock Grant	-	-	2,125,380

2019 Restricted Stock Grant	-	-	4,959,220

Continued Medical Benefits	-	-	-

Total	$-	$-	$15,265,77

JOHN K. STIPANCICH

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$-	$1,563,750	$1,563,750

Accelerated Equity Awards(3)(4)
2017 Stock Option Grant	-	-	752,340
2018 Stock Option Grant	-	-	1,178,100
2019 Stock Option Grant	-	-	1,258,950
2017 Restricted Stock Grant	-	-	2,125,380
2018 Restricted Stock Grant	-	-	1,328,363
2019 Restricted Stock Grant	-	-	2,922,398

Continued Medical Benefits	-	20,170	20,170

Total	$-	$1,583,920	$11,129,281

Roper Technologies, Inc. 2020 Proxy Statement	47

EXECUTIVE COMPENSATION (CONTINUED)

JASON CONLEY

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$-	$-	$-

Accelerated Equity Awards(3)(4)
2017 Stock Option Grant	-	-	844,150
2018 Stock Option Grant	-	-	942,480
2019 Stock Option Grant	-	-	1,200,199
2017 Restricted Stock Grant	-	-	354,230
2018 Restricted Stock Grant	-	-	885,575
2019 Restricted Stock Grant	-	-	2,904,686

Continued Medical Benefits	-	-	-

Total	$-	$-	$7,131,320
(1)	Assumes employment is terminated involuntarily without cause.

(2)

The amounts in this row represent the maximum amounts to be paid pursuant to the terms of Mr. Hunn’s Long-Term Cash Incentive Award under the above scenarios. The maximum amount to be paid under the Long-Term Cash Incentive Award is $18,605,000. To the extent Mr. Hunn elects not to defer payment of the incentive amount or is unable to defer such amount, the incentive amount that is not deferred shall be increased by 7.5%. In general, under each scenario, Mr. Hunn is entitled to a pro-rated portion of the five-year award, which at December 31, 2019, is 20% of the award. In the event of Mr. Hunn’s death or disability, the award remains outstanding, and upon the certification of the performance criteria by the Compensation Committee at the conclusion of the performance period, the amount earned would be paid to Mr. Hunn’s estate.

(3)	Based on closing market price of our common stock on December 31, 2019 of $354.23 per share.

(4)

Under the terms of our 2016 Incentive Plan, if within two years after a change in control, employment is terminated by the employee for good reason or by the acquirer without cause, or if the acquirer does not assume the awards upon a change in control, (i) outstanding stock options become fully exercisable, (ii) time-based vesting restrictions on outstanding restricted stock awards lapse, and (iii) the target payout opportunities on outstanding performance-based restricted stock awards shall be deemed to have been fully earned (subject to the conditions provided in the 2016 Incentive Plan).

CEO Pay Ratio

As required by SEC rules, we compared the total compensation of our CEO in 2019 to that of our median employee for the same period. Through our core human capital management system with supplementation from manual inputs, we collected information for our global workforce of 15,849 employees, including our full-time, part-time and temporary workers, and excluded our employees in Germany (263), France (163), and the Czech Republic (6) under the de minimis exemption. We identified our median employee as of December 31, 2019 by applying a consistent compensation measure for the period from January 1, 2019 to December 31, 2019 across our global employee population—annual salary or hourly pay, bonus and commissions (excluding equity compensation because inclusion of such would have had no impact on the determination of the median employee). We annualized the compensation for our full-time and part-time employees who were newly-hired in 2019. Our median employee’s total 2019 compensation was $88,988 and CEO’s was $18,834,053 ($21,639 more than as reported in the Summary Compensation Table above due to the inclusion of certain employee benefits). Accordingly, our 2019 CEO to Median Employee Pay Ratio was 212:1.

48	Roper Technologies, Inc. 2020 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote approving the compensation of our named executive officers as disclosed in this Proxy Statement. We believe that our executive compensation programs are structured in the best manner possible to support our business objectives, evidenced by the superior returns we continue to deliver to our shareholders. In 2019, our total shareholder return was 33.7% versus S&P 500’s return of 31.5%. Over the past 10 years, our compound annual return to shareholders was 21.8%, compared to the S&P 500’s return of 13.6%.

Our executive compensation programs are designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our shareholders. See the “Proxy Statement Summary” and “Compensation Discussion and Analysis” above for key characteristics of our executive compensation programs.

We are seeking shareholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this Proxy Statement is hereby APPROVED.

The vote on this proposal is advisory and non-binding; however, the Compensation Committee and our Board will review the results of the vote and consider them when making future determinations regarding our executive compensation programs.

The Board recommends a vote “FOR” the resolution providing an advisory approval of the compensation of the Company’s named executive officers.

Roper Technologies, Inc. 2020 Proxy Statement	49

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four non-employee directors, each of whom has been determined by the Board of Directors to be independent under the NYSE and SEC rules. The Audit Committee’s responsibilities are set forth in its charter.

The Audit Committee oversees and reviews with the full Board of Directors any issues with respect to the Company’s financial statements, the structure of the Company’s legal and regulatory compliance, the performance and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The committee retains the Company’s independent registered public accounting firm to undertake appropriate reviews and audits of the Company’s financial statements, determines the compensation of the independent registered public accounting firm, and pre-approves all of their services. The committee also periodically reviews the work performed by other public accounting firms retained by the Company to provide various financial and information technology services. The Company’s management is primarily responsible for the Company’s financial reporting process and for the preparation of the Company’s financial statements in accordance with GAAP. The Audit Committee maintains oversight of the independent registered public accounting firm by discussing the overall scope and specific plans for their audits, the results of their examinations, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting. The Audit Committee may delegate its duties and responsibilities to a subcommittee of the Audit Committee.

The Audit Committee maintains oversight of the Company’s internal audit function by evaluating the appointment and performance of the Company’s director of internal audit and periodically meeting with this individual to receive and review reports of the work of the Company’s internal audit department. The Audit Committee meets with management on a regular basis to discuss any significant matters, internal audit recommendations, policy or procedural changes and risks or exposures, if any, that may have a material effect on the Company’s financial statements.

The Audit Committee: (i) appointed and retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019; (ii) reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 31, 2019; (iii) discussed with PwC the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”); (iv) received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with PwC its independence from the Company and its management; (v) discussed matters with PwC outside the presence of management; (vi) reviewed internal audit recommendations; (vii) discussed with PwC the quality of the Company’s financial reporting; and (viii) reviewed and discussed with PwC the results of the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

AUDIT COMMITTEE

Christopher Wright, Chairman

Amy Woods Brinkley

John F. Fort III

Robert E. Knowling, Jr.

The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that Roper specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

50	Roper Technologies, Inc. 2020 Proxy Statement

INDEPENDENT PUBLIC ACCOUNTANTS FEES

Set forth below are the professional fees billed by PwC for the fiscal years ended December 31, 2019 and 2018. It is the Audit Committee’s policy that all services performed by and all fees paid to the independent registered public accounting firm require the Audit Committee’s prior approval. As such, all audit, audit-related tax and other fees were pre-approved by the Audit Committee.

	Dollars in Thousands
Fees	FY 2019	FY 2018

Audit Fees(1)	$4,444	$3,990

Audit-Related Fees(2)	1,983	881

Tax Fees(3)	583	637

All Other Fees	-	4

Total Fees	$7,011	$5,512
(1)

Aggregate fees from PwC for audit or review services in accordance with the standards of the PCAOB and fees for services, such as statutory audits and review of documents filed with the SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Aggregate fees from PwC for assurance and related services which primarily include due diligence on acquisition targets.

(3)	Tax fees include tax compliance, assistance with tax audits, tax advice and tax planning.

As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, as amended, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services, provided the Chairperson subsequently reports the details of the services to the full Audit Committee. All audit-related fees, tax fees and all other fees, as described in the table above, were approved by the Audit Committee.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020

The Audit Committee has appointed PwC as our independent registered public accounting firm for the year ending December 31, 2020. Our Board of Directors recommends that the shareholders ratify this appointment. PwC has been our Company’s independent registered public accounting firm since May 2002. One or more representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and respond to appropriate questions of shareholders in attendance. If this proposal does not pass, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the proposal passes, the Audit Committee may decide to select another firm at any time.

The Board of Directors recommends a vote “FOR” the approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Roper Technologies, Inc. 2020 Proxy Statement	51

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ROPER TECHNOLOGIES, INC. DIRECTOR COMPENSATION PLAN

Compensation for our non-employee directors is governed by our Director Compensation Plan (the “Director Compensation Plan”), which is a sub-plan of our 2016 Incentive Plan. The Director Compensation Plan recognizes the Board’s instrumental contribution to Roper’s long-term success and creation of superior shareholder value. Over the past fifteen years, our shareholders have earned a cumulative 1,174.0% return – more than four times that of the S&P 500’s 264.2% return. Compensation paid to our Directors reflects the significant time commitment and effort associated with serving on our Board, including participation in at least 15 days of Board meetings each year, in addition to numerous Committee meetings throughout the year. Our rapid growth, business transformation into software, and various market developments has made it increasingly challenging to find and assimilate the caliber of independent director capable of adding value to our high-growth, asset-light, diversified enterprise. Despite these challenges, in the past five years, we have added three new independent directors to the Board adding needed key skills, strengths and capabilities to the Board while significantly increasing its level of gender and ethnic diversity.

Consistent with Roper’s long-standing “pay-for-performance” philosophy, the Director Compensation Plan ties director compensation directly to the Company’s stock performance, closely aligning the financial interests of our directors with those of our shareholders. Directors receive limited cash retainers and no perquisites (such as deferred compensation benefits), and instead receive a higher percentage of their compensation in Company stock. Since 2004, the Company had awarded our non-employee directors an annual grant of 4,000 RSUs, aligning director compensation with increases in shareholder value. However, in March 2018, in light of the significant increase of 42.4% in the Company’s share price in 2017, our Board amended the Director Compensation Plan to reduce the annual equity award to non-employee directors by 25% to 3,000 RSUs. To further align director compensation with Company performance, we retained the stock ownership guideline for directors at 4,000 shares, which is a multiple of 23.6X the directors’ annual cash retainer.[1]

In April 2018, a derivative action was filed in the Circuit Court for the Twelfth Judicial District of Sarasota County, Florida by a purported shareholder, Benjamin Archer, challenging the Company’s compensation of its non-employee directors and its former chief executive officer (Brian D. Jellison). The defendants in the derivative action have denied any wrongdoing or liability with respect to the Company’s compensation practices. In connection with resolution of the matter, the Company has agreed to request that shareholders specifically approve the amount of compensation to be paid to its non-employee directors through 2022. In 2016, our shareholders approved an annual limit of 6,000 RSUs for non-employee directors under our 2016 Incentive Plan, and on average over the past five years, 96% of our shareholders who have voted on the Company’s compensation of its named executive officers, including the former chief executive officer, have expressed their approval.

In June 2019, the Compensation Committee approved the Second Amendment to Roper Technologies, Inc. Director Compensation Plan, and non-employee directors were paid consistent with the terms of the amended plan in 2019. Among other things, under the June 2019 amendment, the “fixed share” approach to the annual equity award was eliminated and the annual award was reduced to $665,000. The annual cash retainer was set at $60,000, and the annual cash retainer for the independent Chairman of the Board in 2019 was maintained at $175,000. In addition, all incremental compensation for meeting attendance was eliminated.

Following the June 2019 amendment, the Compensation Committee continued to closely monitor developments in non-employee director pay. In April 2020, in consultation with our new independent compensation consultant, Compensia, the Compensation Committee further amended our Director Compensation Plan to more closely align our Director pay with market practice, while maintaining our “pay-for-performance” philosophy. In connection with the resolution of the above described derivative action, Roper is requesting that shareholders approve the Third Amendment to Roper Technologies, Inc. Director Compensation Plan (the “Amended Plan”) as set forth in Appendix B. If approved by our shareholders at the 2020 Annual Meeting of Shareholders, the Amended Plan will continue to govern the compensation of our non-employee directors through 2022.

[1]	Using the closing price per share of the Company’s common stock on the NYSE on December 31, 2019.

52	Roper Technologies, Inc. 2020 Proxy Statement

The Amended Plan:

•	reduces the annual equity awards to non-employee directors from $665,000 in 2019 to $385,000 in 2020;

•	reduces the annual cash retainer for any independent director serving as the Chairman of the Board from $175,000 in 2019 to $125,000 in 2020;

•	limits any annual increase in aggregate pay (cash and equity) to no more than 3% in any one year period, and no more than 6% in the three year period ended 2022;

•	is applicable from the Effective Date through December 2022, and may not be modified other than by shareholder action;

•	maintains the annual cash retainer for non-employee directors at $60,000;

•	maintains the $5,000 annual cash retainers for the chairs of the Audit, Compensation and Nominating and Governance Committees;

•	maintains the elimination of all incremental compensation for director attendance at Board meetings and/or Board committee meetings;

•	continues the practice of no compensation to employee directors for service on the Board; and

•	provides that non-employee directors may elect to receive some or all of their annual cash retainers in Roper stock rather than cash.

The Amended Plan continues to closely align the financial interests of our directors with those of our shareholders, while recognizing the important role our directors play in the Company’s strategy and creation of shareholder value.

Below is an estimated 2020 Director Compensation table based on the Amended Plan. The amounts below are estimates intended for comparison purposes only.

2020 Estimated Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Shellye L. Archambeau	60,000	385,000	-	445,000

Amy Woods Brinkley	60,000	385,000	-	445,000

John F. Fort III	60,000	385,000	-	445,000

Robert D. Johnson	60,000	385,000	-	445,000

Robert E. Knowling, Jr	60,000	385,000	-	445,000

Wilbur J. Prezzano	185,000	385,000	-	570,000

Laura G. Thatcher	65,000	385,000	-	450,000

Richard F. Wallman	65,000	385,000	-	450,000

Christopher Wright	65,000	385,000	-	450,000

The Board of Directors supports this proposal and recommends a vote FOR Proposal 4.

Roper Technologies, Inc. 2020 Proxy Statement	53

ANNUAL MEETING AND VOTING INFORMATION

Our Company is soliciting the enclosed proxy for use at the 2020 Annual Meeting of Shareholders. This Proxy Statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about April 24, 2020.

We are concurrently mailing or making available to shareholders a copy of our 2019 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Our Annual Report on Form 10-K and its exhibits are available at www.sec.gov. Our 2019 Annual Report and Annual Report on Form 10-K are not part of these proxy soliciting materials.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Q:	When is the Annual Meeting?

A:	Date & Time:

Monday, June 8, 2020 at 12:00 p.m. (local time)

(and at any postponement or adjournments thereof)

Place:

6901 Professional Parkway East

Suite 200

Sarasota, Florida 34240

Q:	What is the purpose of this meeting?

A:	This is the Annual Meeting of our shareholders. At this meeting, we will be voting on the following matters:

1.	The election of ten directors;

2.	Approval of, on a non-binding advisory basis, the compensation of our named executive officers;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and

4.	Approval of an Amendment to the Roper Technologies, Inc. Director Compensation Plan.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early by Internet, telephone or mailing proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A.

We are not aware of any matters to be acted upon at the Annual Meeting other than the proposals described in this Proxy Statement. The Board of Directors has named Lindsay Hawker and John K. Stipancich as proxy holders for this Annual Meeting. If for any reason a director nominee is not available as a candidate, the proxy holders may vote your shares for another candidate who may be nominated by the Board, or the Board may reduce its size.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted by the person named as proxy holder in accordance with the instruction given. If no instructions are indicated on a proxy, properly executed proxies will be voted as follows:

FOR each director nominee;

FOR the approval of the compensation of our named executive officers;

FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020; and

FOR the approval of an Amendment to the Roper Technologies, Inc. Director Compensation Plan.

54	Roper Technologies, Inc. 2020 Proxy Statement

Q:	Who may vote at the Annual Meeting?

A:

Only shareholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting or any postponed or adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their shares of Roper common stock since that date.

Q:	What is the record date?

A:

Our Board has established the close of business on April 13, 2020 as the record date to determine the shareholders of record entitled to receive a notice of, and to vote at, our Annual Meeting or any postponement or adjournment thereof. On the record date, there were 104,394,312 shares of our common stock, $0.01 par value, outstanding and entitled to vote. Each share of our common stock is entitled to one vote that may be voted on each matter to be acted upon at this Annual Meeting.

Q:	What is a shareholder of record?

A:

A shareholder of record or a registered shareholder is a shareholder whose ownership of Roper Technologies, Inc. common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A. If you are a shareholder of record, we are providing these materials directly to you.

If you hold your shares of common stock through a bank, broker, or other intermediary, you are considered the “beneficial owner” of those shares held in “street name,” and you are not a shareholder of record. The shareholder of record of the shares is your bank, broker, or other intermediary. If your shares are held in street name, these proxy materials have been forwarded to you by your bank, broker, or other intermediary. As the beneficial owner, you have the right to instruct that institution on how to vote the shares you beneficially own.

Q:	How can I submit my vote?

A:

There are four ways to vote: by Internet, by telephone, by mail or in person. Submitting your proxy by Internet, telephone or mail will not affect your right to attend the Annual Meeting and change your vote. Unless you are voting in person, your vote must be received by 11:59 p.m. Eastern Time on June 7, 2020.

•	By Internet. Have your proxy card available and log on to www.proxyvote.com.

•	By Telephone. Have your proxy card available and call 800-690-6903 toll free (US only) from a touchtone telephone.

•	By Mail. Mark, date, sign, and promptly mail the enclosed proxy card in the postage-paid envelope provided for mailing in the United States.

•	In Person. You may vote by ballot in person at the Annual Meeting. Bring your proxy card if you received one by mail, otherwise we will provide shareholders of record a ballot at the Annual Meeting.

If your shares are held by a bank, broker, or other intermediary, that institution will provide voting instructions with the proxy materials. Please follow the voting instructions that you receive from that institution. Additionally, if you plan to vote in person at the Annual Meeting and your shares are held by a bank, broker, or other intermediary, you must obtain proof of stock ownership as of the record date and have a valid legal proxy from the institution that holds your shares.

Q:	What is a broker non-vote?

A:

If your shares are held in street name through a bank, broker, or other intermediary, you must provide voting instructions to that institution. Under the rules of the NYSE, if you do not provide voting instructions, the institution may vote in its discretion on routine proposals, but not on non-routine proposals, or leave the shares unvoted, which is called a “broker non-vote.”

The following proposals are not considered routine proposals, so banks, brokers, and other intermediaries do not have discretionary authority to vote on these matters if they have not received voting instructions from you: (i) the election of directors; (ii) the advisory vote on the approval of the compensation of our named executive officers; and (iii) the approval of an amendment to our Director Compensation Plan. The ratification of the appointment of the independent registered public accounting firm is considered a routine proposal, so if you do not provide voting instructions, the institution holding your shares may either leave the shares unvoted or vote the

Roper Technologies, Inc. 2020 Proxy Statement	55

shares in its discretion. If your shares are held through a bank, broker, or other intermediary, please follow the voting instructions that you receive from that institution. The institution will not be able to vote your shares on any of the proposals except the appointment of PwC unless you have provided voting instructions.

Q:	How are broker non-votes and abstentions treated?

A:

Broker non-votes are not treated as votes cast for purposes of the election of directors, so they will have no effect on the election of directors. Broker non-votes are not treated as entitled to vote for all other matters proposed for a vote at the meeting, so they will have no effect on those matters. Abstentions are not treated as votes cast for purposes of the election of directors, so they will have no effect on the election of directors. Abstentions are treated as present and entitled to vote so they will have the effect of a vote cast against the approval for all other matters proposed for a vote at the meeting.

Q:	What constitutes a quorum?

A:

To conduct business at our Annual Meeting, we must have a quorum of shareholders present. A quorum is present when a majority of the outstanding shares of stock entitled to vote as of the record date are represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of the quorum. If there is an insufficient number of shares represented for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be postponed or adjourned to permit the further solicitation of proxies.

Q:	How many votes are needed for each proposal?

A:

Our By-laws provide that each director will be elected by a majority of the votes cast with respect to such director (except in the case of contested elections, in which case directors are elected by a plurality). A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for the election of directors. If an incumbent director fails to receive a majority of the votes cast, the director will tender his or her resignation to the Board. The Nominating and Governance Committee or another committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will publicly disclose its decision regarding the resignation within 90 days after the election results are certified.

The vote on the approval of compensation of our named executive officers is an advisory vote and non-binding on the Company. If the majority of the shares present in person or represented by proxy and entitled to vote are cast in favor of the proposal, then it will be deemed to be the approval of the shareholders. Abstentions will have the effect of a vote against the proposal. Broker non-votes will be excluded from the calculation and will have no effect on the outcome of the voting.

For all other matters proposed for a vote at the meeting, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the matter. Abstentions will have the effect of a vote against these proposals. Broker non-votes will be excluded from the calculation and will have no effect on the outcome of the voting.

Q:	Is my proxy revocable?

A:

You may revoke your proxy before it is exercised by voting in person at the Annual Meeting, by timely delivering a subsequent proxy or by notifying us in writing of such revocation to the attention of the Corporate Secretary, Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

If you are not the shareholder of record, you will need documentation from your record holder stating your ownership to vote personally at the Annual Meeting. See “What is a shareholder of record?” above.

Q:	What is “householding” and how does it affect me?

A.

The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy Proxy Statement delivery requirements for two or more shareholders sharing an address by delivering one set of proxy materials to those

56	Roper Technologies, Inc. 2020 Proxy Statement

shareholders. This procedure, known as “householding,” reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs.

Certain intermediaries use householding for our proxy materials and our 2019 Annual Report. Therefore, only one set of materials may have been delivered to your address if multiple shareholders share the same address. If you share an address with another shareholder and wish to receive a separate set of materials in the future, or if you would like to receive only one set of materials, you should contact your bank, broker, or other intermediary or us at the address and telephone number below. We will promptly send a separate copy of this Proxy Statement or the 2019 Annual Report if you call us at 941-556-2601 or direct your request in writing to the attention of the Corporate Secretary, Roper Technologies, Inc., 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240.

Q:	How can I find the voting results of the Annual Meeting?

A.

The Board of Directors has designated an inspector of election who will tabulate the votes submitted by proxy and by ballot. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	Who is paying for the expenses involved in preparing and mailing this Proxy Statement?

A:

Roper is paying the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies. Our directors, executive officers and other employees may solicit proxies, without additional compensation, personally or by telephone, email or other means of communication. We have also engaged MacKenzie Partners as the proxy solicitor for this Annual Meeting for a fee of approximately $12,500 plus reasonable expenses. We will reimburse banks, brokers, and other intermediaries, such as custodians, nominees and fiduciaries, that hold our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

Q:	What is your website for additional information?

A:	We maintain a website at www.ropertech.com. The information on our website is not part of this Proxy Statement, and it is not incorporated into any other filings we make with the SEC.

Roper Technologies, Inc. 2020 Proxy Statement	57

INFORMATION REGARDING THE 2021 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a matter to be considered at the 2021 Annual Meeting of Shareholders, you must comply with the procedures set forth below. Any proposal or nomination to be made to the Company should be sent to:

Roper Technologies, Inc.

6901 Professional Parkway East

Suite 200

Sarasota, Florida 34240

Attention: Secretary

•

Proxy Statement Proposals. If you intend to submit a proposal to be included in the Proxy Statement for the 2021 Annual Meeting of Shareholders, we must receive your proposal no later than December 28, 2020. All proposals must comply with the SEC regulations under Rule 14a-8 for including shareholder proposals in a company’s proxy material.

•	Director Candidate Nomination. Our By-laws set forth the procedures you must follow if you wish to nominate a director candidate in connection with the 2021 Annual Meeting of Shareholders.

Proxy Access to Include Nominees in our 2021 Proxy Statement. If you are a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years and wish to nominate a director candidate and require us to include such nominee in our Proxy Statement and form of proxy, you must submit your request so it is received by the Company between November 25, 2020 and December 25, 2020, in accordance with our By-laws. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our By-laws. All proxy access nominations must be accompanied by information about the nominating shareholders as well as the nominees and meet the requirements specified in our By-laws, including the information specified under “Nominees Not for Inclusion in our 2021 Proxy Statement” below.

Nominees Not for Inclusion in our 2021 Proxy Statement. If you wish to nominate a director candidate in connection with the 2021 Annual Meeting of Shareholders and are not requiring that the nominee be included in our Proxy Statement, you must submit the nomination so it is received by the Company between February 8, 2021 and March 10, 2021, in accordance with our By-laws. The notice to nominate a person for election as a Company director must include a written statement setting forth (i) the name of the person to be nominated; (ii) the number and class of all shares of each class of Company stock owned of record and beneficially by such person, as reported by such person to you; (iii) such other information regarding each nominee proposed by you as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC if the nominee had been nominated by the Board of Directors; (iv) such person’s signed consent to serve as a director of our Company if elected; (v) your name and address; (vi) the number and class of all shares of each class of Company stock owned of record and beneficially by such shareholder (and any beneficial owner on whose behalf the nomination is made); and (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to Roper’s securities.

•

Matters for Annual Meeting Agenda. If you wish to have other business (not the nomination of a director candidate) brought before the 2021 Annual Meeting of Shareholders, you must submit the proposal between February 8, 2021 and March 10, 2021, in accordance with our By-laws. If you intend to present the matter directly at the 2021 Annual Meeting of Shareholders, the notice must include (a) the text of the proposal; (b) a brief statement of the reasons why you favor the proposal; (c) your name and address; (d) the number and class of all shares of each class of Company stock owned of record and beneficially by you (and any beneficial owner on whose behalf the proposal is made); (e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on

58	Roper Technologies, Inc. 2020 Proxy Statement

behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to the Roper’s securities; and (f) if applicable, any material interest of you and such beneficial owner in the matter proposed (other than as a shareholder).

With respect to matters not included in the Proxy Statement but properly presented at the 2021 Annual Meeting of Shareholders, management generally will be able to vote proxies in its discretion if it receives notice of the proposal during the period specified above and advises shareholders in the Proxy Statement for the 2021 Annual Meeting of Shareholders about the nature of the matter and how management intends to vote on the matter, unless the proponent of the shareholder proposal (a) provides us with a timely written statement that the proponent intends to deliver a Proxy Statement to at least the percentage of our voting shares required to carry the proposal; (b) includes the same statement in the proponent’s own proxy materials; and (c) provides us with a statement from a solicitor confirming that the necessary steps have been taken to deliver the Proxy Statement to at least the percentage of our voting shares required to carry the proposal.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be or is intended to be presented at the Annual Meeting.

By the Order of the Board of Directors

L. Neil Hunn

President and Chief Executive Officer

Dated: April 24, 2020

Roper Technologies, Inc. 2020 Proxy Statement	59

APPENDIX A—RECONCILIATIONS

Table 1: EBITDA and EBITDA Margin Reconciliation

(in millions, except percentages)

	2018	2019
GAAP Revenue	$5,191	$5,367
Purchase accounting adjustment to acquired deferred revenue	8	11
Adjusted Revenue (A)	$5,199	$5,377

GAAP Net Earnings	944	1,768
Taxes	254	460
Interest Expense	182	187
Depreciation	50	49
Amortization	318	367
Purchase accounting adjustment to acquired deferred revenue	8	11
Debt extinguishment charge	16	-
One-time expense for accelerated vesting	35	-
Transaction-related expenses for completed acquisitions and divestitures	-	6
Gain on sale of divested business	-	(921)

Adjusted EBITDA (B)	$1,806	$1,925

Adjusted EBITDA Margin (B) / (A)	34.7%	35.8%

Table 2: Cash Flow Reconciliation

(in millions)

Adjusted Cash Flow Reconciliation ($M)

	2009	2014	2018	2019
Operating Cash Flow	$368	$840	$1,430	$1,462
Add: Cash taxes paid on sale of Scientific Imaging businesses	-	-	-	39
Adjusted Operating Cash Flow	$368	$840	$1,430	$1,501
Capital Expenditures	(26)	(38)	(49)	(53)
Capitalized Software Expenditures	(5)	(3)	(10)	(10)
Adjusted Free Cash Flow	$337	$800	$1,371	$1,438

Note: Numbers may not foot due to rounding.

60	Roper Technologies, Inc. 2020 Proxy Statement

APPENDIX B—AMENDMENT TO DIRECTOR COMPENSATION PLAN

THIRD AMENDMENT TO ROPER TECHNOLOGIES, INC.

DIRECTOR COMPENSATION PLAN

This Third Amendment to the Roper Technologies, Inc. Director Compensation Plan (the “Plan”) is made effective on January 1, 2020.

(1)	Schedule I of the Plan shall be deleted in its entirety and replaced with the following revised Schedule I:

SCHEDULE I

DIRECTOR COMPENSATION SCHEDULE

The following shall become effective as of January 1, 2020

Base Annual Cash Retainer (all Non-Employee Directors): $60,000

Supplemental Annual Cash Retainers:

Chair of Audit Committee: $5,000

Chair of Compensation Committee: $5,000

Chair of Nominating and Governance Committee: $5,000

Independent Chair of the Board: $125,000

At the beginning of each calendar year, a Non-Employee Director may elect to accept some or all of her/his cash retainer(s) in Stock. The number of shares of Stock that equal the economic value of the portion of the cash retainer(s) elected to be received in Stock shall be calculated by the closing price for the Stock on the date of grant, which shall be the date that the Company pays the cash retainers to Non-Employee Directors.

Meeting Fees:

There are no fees for Board meetings or committee meetings.

Annual RSUs:

The number of RSUs that equal an economic value of $385,000 measured by using the closing price for the Stock on the date of grant.

Limitation on Compensation:

Any annual increase in aggregate pay (cash and equity) is limited to no more than 3% in any one year period, and no more than 6% in the three year period ended 2022.

(2)	All other terms and conditions of the Plan shall remain in full force and effect.

John K. Stipancich Corporate Secretary

Roper Technologies, Inc. 2020 Proxy Statement	61

ROPER TECHNOLOGIES, INC.

6901 PROFESSIONAL PKWY EAST

SARASOTA, FL 34240

ATTN: LEGAL DEPT

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 7, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 7, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D11195-P39685                    KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROPER TECHNOLOGIES, INC.		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
	01) Shellye L. Archambeau	06) Robert E. Knowling, Jr.
	02) Amy Woods Brinkley	07) Wilbur J. Prezzano
	03) John F. Fort, III	08) Laura G. Thatcher
	04) L. Neil Hunn	09) Richard F. Wallman
	05) Robert D. Johnson	10) Christopher Wright

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To consider, on a non-binding advisory basis, a resolution approving the compensation of our named executive officers.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

4.	To approve an amendment to the Roper Technologies, Inc. Director Compensation Plan.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).

If no direction is made, this proxy will be voted FOR the reelection of all nominees listed, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

For address changes and/or comments, please check this box and write them ☐ on the back where indicated.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be

Held on June 8, 2020:

The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

We are monitoring the situation regarding COVID-19 (Coronavirus) closely. If we decide to hold the meeting solely by means of remote communication, we will announce that fact and post additional information on our website www.ropertech.com. If you plan to attend the meeting, please check the website one week prior to the meeting date.

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D11196-P39685

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

JUNE 8, 2020

The undersigned hereby authorize(s) LINDSAY B. HAWKER and JOHN K. STIPANCICH, or either of them as proxies, and each with full power of substitution and revocation, to represent and vote the shares of common stock the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 8, 2020 at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240 at 12:00 p.m. (local time) and at any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE REELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE